BeiGene Corporate Presentation January 10, 2021 Exhibit 99.1

2 Disclosures Certain statements contained in this presentation and in the accompanying oral presentation, other than statements of fact that are independently verifiable at the date hereof, may constitute forward-looking statements. Examples of such forward-looking statements include statements regarding BeiGene’s research, discovery, and pre- clinical and early-stage clinical programs and plans; recent clinical data for BeiGene’s product candidates and approvals of its products; the conduct of late-stage clinical trials and expected data readouts; additional planned commercial product launches; the advancement of and anticipated clinical development, regulatory milestones and commercialization of BeiGene’s products and drug candidates. Actual results may differ materially from those indicated in the forward-looking statements as a result of various important factors, including BeiGene's ability to demonstrate the efficacy and safety of its drug candidates; the clinical results for its drug candidates, which may not support further development or marketing approval; actions of regulatory agencies, which may affect the initiation, timing and progress of clinical trials and marketing approval; BeiGene's ability to achieve commercial success for its marketed products and drug candidates, if approved; BeiGene's ability to obtain and maintain protection of intellectual property for its technology and drugs; BeiGene's reliance on third parties to conduct drug development, manufacturing and other services; BeiGene’s limited operating history and BeiGene's ability to obtain additional funding for operations and to complete the development and commercialization of its drug candidates; the impact of the COVID-19 pandemic on the Company’s clinical development, commercial and other operations, as well as those risks more fully discussed in the section entitled “Risk Factors” in BeiGene’s most recent quarterly report on Form 10-Q, as well as discussions of potential risks, uncertainties, and other important factors in BeiGene's subsequent filings with the U.S. Securities and Exchange Commission. All information in this presentation is as of the date of this presentation, and BeiGene undertakes no duty to update such information unless required by law. Some of the clinical data in this presentation relating to BeiGene’s investigational drug candidates is from pre-clinical studies or early phase, single-arm clinical trials. When such data or data from later stage trials are presented in relation to other investigational or marketed drug products, the presentation and discussion are not based on head-to-head trials between BeiGene’s investigational drug candidates and other products unless specified in the trial protocol. BeiGene is still conducting pre-clinical studies and clinical trials and, as additional patients are enrolled and evaluated, data on BeiGene’s investigational drug candidates may change. This presentation and the accompanying oral presentation contain data and information obtained from third-party studies and internal company analysis of such data and information. BeiGene has not independently verified the data and information obtained from these sources. Forward-looking information obtained from these sources is subject to the same qualifications noted above. 1

BEIGENE

Fully-Integrated Global Biotech Company with Unique Strategic Competitive Advantages in Clinical Science and China Commercial

Broad portfolio over 30 assets

- 7 approved medicines incl. 1 in U.S.
- 15 NDAs accepted for 7 medicines in 4 countries and the EU
- 30+ commercial or clinical stage assets, including 10+ with global rights, 20+ with China/APAC rights
- 25+ filed or potentially registration-enabling trials ongoing, 60+ studies in total

Brukinsa™ zanubrutinib 80mg capsules

U.S. launch for R/R MCL[1]; China launch for R/R MCL, R/R CLL/SLL[2]

Global 5,000+ organization

- 10 offices on 5 continents
- Global clinical development: 1,600+
- Commercial: 1,800+ (China)
  100+ (U.S.)
- Research: ~500
- Internal manufacturing capabilities

tislelizumab
百泽安®

R/R cHL & R/R UC launched[3], 1L Sq & non-Sq NSCLC sNDAs accepted, 2L/3L HCC sNDA accepted[4]

Key Potential 2021 catalysts

- Up to 12 commercial products
- Multiple commercial launches and reimbursement opportunities for tislelizumab and BRUKINSA
- Key Phase 3 readouts: BRUKINSA CLL
- Internal pipeline advancements: ociperlimab (TIGIT), Bcl-2

BeiGene + AMGEN

Global strategic collaboration
$2.8 billion investment
Commercial and pipeline assets

1. November 14, 2019; this indication is approved under accelerated approval based on overall response rate. Continued approval for this indication may be contingent upon verification and description of clinical benefit in a confirmatory trial. 2. June 3, 2020 for adult patients with chronic lymphocytic leukemia (CLL) or small lymphocytic lymphoma (SLL) who have received at least one prior therapy, and for the treatment of adult patients with mantle cell lymphoma (MCL) who have received at least one prior therapy. 3. December 26, 2019; approved for patients with classical Hodgkin's lymphoma who have received at least two prior therapies. April 10, 2020 for the treatment of patients with previously treated locally advanced or metastatic urothelial carcinoma (bladder cancer). 4. April 20, 2020, June 19, 2020, July 1, 2020, respectively.

3

BEIGENE

Transformational Collaboration with Amgen

Validates BeiGene's China-inclusive global development and commercial capabilities

- Collaboration rationale
  - Joining forces to fight one common enemy: cancer
  - Expected to accelerate access to important oncology medicines for patients in China and globally
- BeiGene has already or expects to launch three Amgen oncology medicines in China

XGEVA® (denosumab) | Kyprolis™ (carfilzomib) for injection | BLINCYTO® (blinatumomab) for injection 35 mcg single-dose vial

- Companies to jointly develop Amgen oncology pipeline assets
  - BeiGene to lead development and commercialization in China as well as contribute to funding global development
  - BeiGene receives royalties on global ex-China sales (excluding sotorasib) and on China sales after commercialization
- Investment by Amgen of $2.8B for 20.5% stake of BeiGene
- Tony Hooper, former Amgen EVP of Global Commercial Operations, joined the BeiGene board

4

5 Regulatory Reforms and Reimbursement Expansion in China Create a Historical Opportunity for the Industry Source: 1. Trialtrove; Industry association; 2. BeiGene analysis 0% 5% 10% 15% 20% 25% 30% 0 3 6 9 12 15 18 21 1 2 3 4 5 6 T h o u s a n d s China’s Rising Share in Global Trials1 Series1 Series2 Series3 China Is Now An Integral Part of Industry Development • Increasing share of trials run in China after joining ICH in 2017, bringing China’s large patient pool into global clinical science ecosystem – which has the potential to dramatically accelerate development and reduce costs • Beginning to meaningfully contribute to paying for innovation – MNC oncology product sales in China witnessed a significant uptick as a result of expanded NRDL coverage – AZ 9-month 2020 revenue was $4.0 billion from China, 21% of total global revenue, US was $6.4 billion, 34% of total Future Key Success Factors • Clinical excellence through: – Global, highly China-inclusive clinical trials – Next generation clinical technology approaches • Creation of science/medicine-based commercial capabilities in China • Global business model provides broader access and supports pricing that enables the ROW to contribute to covering the cost of innovation China Trial ShareEx-China TrialsChina Trials 2015 2016 2017 2018 2019 0 500 1000 1500 2000 2500 3000 3500 MNC Oncology Product Sales in China ($M)2 2020 (Q1-3) YoY Growth: 20% 2020

6 Our Strategies for Building a Leading Global Innovative Biotech Company from China Realize two large internally-developed near-term commercial opportunities • BRUKINSA (zanubrutinib) for the global market as a potentially best-in-class BTK inhibitor • Tislelizumab as a uniquely designed PD-1 antibody for the most common cancers in China and Asia Utilize our key strategic capabilities • Research team ~500, proven track record, 11 molecules discovered in-house, advanced to clinic in 10 years • Development team 1,600+ integrated across China/U.S./AU/EU • Commercial platforms in China and the U.S., the two largest pharmaceutical markets Expand our portfolio by leveraging our clinical and commercial capabilities • Capture opportunities created by regulatory reforms in China • Accelerate global development through China-inclusive global trials Pursue a new global model for long-term growth in the industry • Uniquely positioned due to strong China presence and global development capabilities

7 BRUKINSA (Zanubrutinib) Overview Potentially best-in-class BTK inhibitor Sources: 1. ICML 2019 Song et. al.; 2. ASCO 2020 Tam et. al.; 3. Cull et. al. ASH 2019; 4. Tam et. al. ASH 2019; 5. As of January 10, 2021. BTK: Bruton’s tyrosine kinase; CLL/SLL: chronic lymphocytic leukemia/small lymphocytic lymphoma; CR: complete response; FL: follicular lymphoma; MCL: mantle cell lymphoma; MZL: marginal zone lymphoma; MRR: major response rate; NDA: new drug application; ORR: overall response rate; R/R: relapsed/refractory; RT: Richter’s transformation; VGPR: very good partial response; WM: Waldenström’s macroglobulinemia. ADVANTAGES • Second generation, maximize BTK occupancy, minimize off-target binding • Advantageous label in R/R MCL (dose flexibility-QD/BID, 100% BTK occupancy, PPI/H2RA) • Randomized Phase 3 data demonstrated improved safety / tolerability and suggested improved efficacy • Priced more affordably than competitors in U.S. (8.7% v acalabrutinib, 7.4% v ibrutinib) KEY TARGET INDICATIONS Chronic lymphocytic leukemia/small lymphocytic lymphoma, Waldenström’s macroglobulinemia, mantle cell lymphoma, follicular lymphoma, marginal zone lymphoma CLINICAL DATA 86-patient R/R MCL1  84% ORR  59% CR 83-patient R/R WM2  94% ORR  28% VGPR 101-patient R/R CLL/SLL3  95% ORR  14% CR 109-patient 1L CLL/SLL Del17p4  93% ORR  2% CR REGULATORY STATUS • U.S. FDA accelerated approval in R/R MCL on November 14, 2019 • NMPA approval in China for R/R MCL and R/R CLL/SLL on June 3, 2020 • Filings accepted: WM: Australia, Canada, China, and EU; MCL: Australia, Israel BREADTH OF PROGRAM • Over 3,1005 subjects enrolled in clinical trials, safety data on over 600 patients in FDA label • Over 25 clinical trials in eight indications • Over 40 presentations of zanubrutinib clinical data • Potential combination with wholly-owned Bcl-2 inhibitor

BEIGENE

BRUKINSA (Zanubrutinib) Overview

Nine filed or potentially registration-enabling studies

MCL

- Pivotal Phase 2 (n=86) in R/R MCL
zanu monotherapy, PE: ORR
Initiated: Mar 2017, Enrollment complete: Sep 2017
Approved by U.S. FDA in Nov 2019 under accelerated approval, approved by NMPA Jun 2020 (Global; China)
- Phase 3 (n=500) in 1L MCL
R+zanu vs. R+chemo, PE: PFS
Initiated: Nov 2019 (Global)
- Phase 1/2 cohort (n=45) in MCL
zanu monotherapy, PE: Safety, RP2D
Initiated: Aug 2014 (Global)

WM

- Phase 3 (n=229) in WM (ASPEN)
zanu vs. ibrutinib, PE: VGPR/CR,
Filed: multiple geographies (Global)
- Pivotal Phase 2 (n=44) in R/R WM
zanu monotherapy, PE: MRR
NMPA filing accepted, priority Nov 2020 (China)
- Phase 1/2 (n=80) in WM
zanu monotherapy, PE: Safety, RP2D
Initiated: Aug 2014 (Global)

CLL/SLL

- Pivotal Phase 2 (n=91) in R/R CLL/SLL
zanu monotherapy, PE: ORR
Initiated: Mar 2017, Enrollment complete: Dec 2017
Approved by NMPA Jun 2020 (China)
- Phase 3 (n=550) in 1L CLL/SLL (SEQUOIA)
zanu vs. BR, PE: PFS,
Initiated: Nov 2017, Enrollment complete^: Aug 2019 (Global)
- Phase 3 (n=600) in R/R CLL/SLL (ALPINE)
zanu vs. ibrutinib, PE: ORR
Initiated: Nov 2018 (Global)
- Phase 1/2 cohort (n=125) in CLL/SLL
zanu monotherapy, PE: Safety RP2D
Initiated: Aug 2014 (Global)
- Phase 2 (n=60) in previously treated CLL/SLL (ibrutinib intolerant)
zanu monotherapy, PE: Frequency and severity of treatment-emergent AEs of interest
Initiated: Nov 2019 (Global)

COVID-19

- Phase 2 (n=42) in COVID-19
zanu monotherapy, 28 day respiratory-failure free survival
Initiated: May 2020

FL

- Pivotal Phase 2 (n=210) in R/R FL
Obinutuzumab ± zanu, PE: ORR
Initiated: Nov 2017 (Global)

MZL

- Phase 2[1] (n=65) in R/R MZL
(MAGNOLIA), zanu monotherapy,
PE: ORR
Initiated: Feb 2019, complete^: Mar 2020 (Global)

B-cell

- Phase 1b (n=177) in B-cell Malignancies, zanu + ME-401, PE: Safety, minimum biologically effective dose
Initiated: Oct 2016 (Global)

DLBCL

- Phase 2 (n=41) in R/R non-GCB DLBCL, zanu monotherapy,
PE: ORR
Initiated: Jun 2017 (China)
- Phase 1b (n=90) in B-cell malignancies, zanu + tislelizumab,
PE: Safety, RP2D
Initiated: Jun 2016 (Global)
- Phase 1 (n=94) in R/R DLBCL, zanu + lenalidomide ± R, EP: Safety, ORR
Initiated: Sep 2020 (China)
- Phase 1b: zanu + R-chemo, 1L and 2L DLBCL (China)

CLL Combination

- Phase 1b: zanu + obinutuzumab, R/R CLL (Global)
- Phase 2 (n=77) in 1L CLL/SLL and MCL, zanu + venetoclax + obinutuzumab (BOVen study),
EP: MRD undetectable response
Initiated: Feb 2019
- Phase 2 (n=40) in R/R CLL, zanu + venetoclax + obinutuzumab (GCLLSG study), EP: MRD
Initiated: Oct 2020 (Global)
- Phase 1 (n=116) in B-cell malignancies,
Bcl-2 inhibitor BGB-11417 ± zanu,
EP: Safety, RP2D
Initiated: Mar 2020 (Global)

Legend:

- Approved
- Filed, in NDA review
- Enrollment complete
- Enrolling
- Planned
- Filed or potentially registrational
- China
- Global

^Time of the announcement of the enrollment completion; 1L: First Line; CLL/SLL: Chronic Lymphocytic Leukemia/Small Lymphocytic Lymphoma; CR: Complete Response; DLBCL: Diffuse Large B-Cell Lymphoma; FL: Follicular Lymphoma; GCB: Germinal Center B-cell-like; MCL: Mantle Cell Lymphoma; MRD: minimal residual disease; MRR: Major Response Rate; MZL: Marginal Zone Lymphoma; NHL: Non-Hodgkin's Lymphoma; ORR: Overall Response Rate; PCNSL: Primary Central Nervous System Lymphoma; PE: Primary endpoint; PFS: Progression-Free Survival; RP2D: Recommended Phase 2 Dose; R/R: Relapsed / Refractory; RT: Richter's Transformation; VGPR: Very Good Partial Response; WM: Waldenström's Macroglobulinemia. 1. global trial and potentially registration-enabling in certain countries.

8

9 Tislelizumab Overview PD-1 inhibitor developed globally, targeting Asia-prevalent tumors ADVANTAGES • Differentiated mechanism: minimized binding to FcγR • Differentiated Hodgkin’s data with high CR rate; strong clinical data in lung cancer with three Phase 3 trials having read out positively at interim analyses in first- and second-line settings • To enable broad reimbursement, aggressively pursuing label in most common cancers in Asia • World-class manufacturing partner with BI, 35 years of experience, >35 molecules brought to market KEY TARGET INDICATIONS Breadth wins in China’s label-based reimbursement: Lung, liver, gastric, and esophageal cancers, classical Hodgkin’s lymphoma, urothelial carcinoma, nasopharyngeal, MSI-High CLINICAL DATA 360-patient 1L Sq NSCLC1  Tisle+PC mPFS 7.6mo HR 0.52a  Tisle+nPC mPFS 7.6mo HR 0.48b  PC mPFS 5.5mo 334-patient 1L Nsq NSCLC2  Tisle+PP: mPFS 9.7mo HR 0.65c  PP: mPFS 7.6mo 65-patient China label data R/R cHL3  77% ORR  62% CR 101-patient China label 2L+ PD‐L1+ UC4  25% ORR  10% CR REGULATORY STATUS • China NMPA approval of tislelizumab in R/R cHL on December 26, 2019 • China NMPA approval of tislelizumab in R/R PD-L1+ UC on April 10, 2020 • NMPA accepted sNDAs for 1L sq-NSCLC, 1L Non-sq-NSCLC, 2L/3L HCC on April 20, June 19 and July 1, 2020 BREADTH OF PROGRAM • Over 7,7005 subjects enrolled in tislelizumab studies • Over 25 clinical trials in a dozen indications • Over 30 presentations of tislelizumab clinical data Sources: 1. Wang et. al., ASCO 2020; 2. Lu et. al., ESMO 2020; 3. Chinese cHL label; 3. Chinese UC label; 5. As of January 10, 2021. a. p-value=0.0001, b. p-value<0.0001, c. p-value=0.0044. cHL: classical Hodgkin’s lymphoma; CR: complete response; HR: hazard ratio; MSI: microsatellite instability; NDA: new drug application; NMPA: National Medical Products Administration; nPC: nab-paclitaxel; NSCLC: non small cell lung cancer; ORR: overall response rate; PC: paclitaxel; PD-L1: programmed death ligand-1; PP: pemetrexed+platinum (carboplatin or cisplatin); R/R: relapsed/refractory; Sq: squamous; Tisle: tislelizumab; UC: urothelial carcinoma.

BEIGENE

Tislelizumab Broad Late-stage Development Program

Sixteen filed or potentially registration-enabling studies

Indication	Study	Indication	Study
Lung	Phase 3 (n=320) in 1L Stage IIIB or IV non-squamous NSCLC tislelizumab+ chemo (platinum-pemetrexed) vs. chemo, PE: PFS Initiated: Jul 2018, Enrollment complete^: Aug 2019, sNDA accepted Jun 2020	Lung	Phase 3 (n=360) in 1L Stage IIIB or IV squamous NSCLC tislelizumab+ paclitaxel and carboplatin combo or nab-paclitaxel and carboplatin combo vs. paclitaxel and carboplatin combo, PE: PFS Enrollment complete^: Aug 2019, sNDA accepted Apr 2020
Lung	Phase 3 (n=800) in 2L NSCLC tislelizumab vs. docetaxel, PE: OS Initiated: Nov 2017, Positive interim analysis Nov 2020	Lung	Phase 3 (n=364) in 1L SCLC Tislelizumab+ chemo (Carbo/Cis-platin, Etoposide) vs. plac+ chemo, PE: PFS, OS Initiated: July 2019
Lung	Phase 3 (n=380) Neoadjuvant in Stg II/IIIA NSCLC Tislelizumab+ chemo (Platinum doublet) vs. placebo + chemo, followed by tislelizumab or placebo Initiated: May 2020	GC	Phase 3 (n=720) in 1L advanced GC tislelizumab or placebo + platinum- and fluoropyrimidine-based chemo, Co-PE: PFS and OS Initiated: Dec 2018
HCC	Phase 3 (n=640) in 1L HCC tislelizumab vs. sorafenib, PE: OS Initiated: Jan 2018, Enrollment complete^: Nov 2019	HCC	Phase 2 (n=225) in 2L/3L HCC tislelizumab monotherapy, PE: ORR by IRC Initiated: Apr 2018, Enrollment complete^: Feb 2019, sNDA accepted Jul 2020
ESCC	Phase 3 (n=450) in 2L ESCC tislelizumab vs. single-agent chemo (paclitaxel, docetaxel, or irinotecan), PE: OS Initiated: Jan 2018, Enrollment complete^: 1Q20	ESCC	Phase 3 (n=480) in 1L advanced ESCC tislelizumab or placebo + platinum- and fluoropyrimidine-based chemo, Co-PE: PFS and OS Initiated: Dec 2018
ESCC	Phase 3 (n=316) in localized ESCC tislelizumab + chemoradiotherapy vs chemoradiotherapy, PE: OS Initiated: May 2019	MSI-H or dMMR solid tumors	Pivotal Phase 2 (n=60) in MSI-H or dMMR solid tumors tislelizumab monotherapy, PE: ORR Initiated: Sep 2018
UC	Pivotal Phase 2 (n=110) in 2L UC tislelizumab monotherapy, PE: ORR, Initiated: Jul 2017 Enrollment complete: Aug 2018, NDA accepted in May 2019 and approved by NMPA in May 2020	UC	Phase 3 (n=450) in 1L UC tislelizumab + chemo (cisplatin + carboplatin + gemcitabine) vs placebo + chemo PE: OS Initiated: June 2019
cHL	Pivotal Phase 2 (n=70) in R/R cHL tislelizumab monotherapy, PE: ORR Initiated: Apr 2017, Enrollment complete: Nov 2017, NDA accepted in Aug 2018 and approved by NMPA Dec. 2019	NPC	Phase 3 (n=256) in 1L tislelizumab + chemo (gemcitabine plus cisplatin) vs. placebo + chemo PE: PFS Initiated: Apr 2019, Enrollment complete^: Nov 2020

Legend:
- Approved
- Filed, in NDA review
- Enrollment complete
- Enrolling
- Planned
- Filed or potentially registrational
- China
- Global

^Time of the announcement of the enrollment completion; *Tislelizumab dosage 200mg every three weeks, Q3W. Global Ph2 in R/R/ NK/T-cell lymphoma and Ph2 trial in MSI-H or dMMR solid tumors in China are potentially registrational-enabling trials. 1/2L: First/Second Line; cCRT: concurrent chemoradiotherapy; cHL: Classical Hodgkin's Lymphoma; ESCC: Esophageal Squamous-Cell Carcinoma; GC: Gastric Cancer; HCC: Hepatocellular Carcinoma; IRC: Independent Review Committee; ITT: Intent-to-treat; MSI-H or dMMR: Microsatellite Instability High or Deficient Mismatch Repair; NDA: New Drug Application; NK: Natural Killer; NSCLC: Non-Small Cell Lung Cancer; ORR: Overall response rate; OS: Overall survival; PE: Primary Endpoint; PFS: Progression-free survival; R/R: Relapsed / Refractory; UC: Urothelial Carcinoma;

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16% 9% 55% 17% 3% ABRAXANE REVLIMID VIDAZA tislelizumab BRUKINSA XGEVA $16M $23M $31M $38M $38M $57M $58M $50M* $57M $52M^ $66M $91M 0 20 40 60 80 100 11 Commercial Footprint in Two Largest Pharmaceutical Markets with a Science and Medicine-Based Team 1. As of January 8, 2021; * Sales negatively impacted by temporary supply disruptions of ABRAXANE; ̂Revenues in the first quarter were subject to the negative impact of the COVID-19 pandemic, increased generic competition, and the suspension of ABRAXANE sales in China by the NMPA in March 2020. Marketed brand revenue A growing 1,900+1 top innovative oncology commercial team Xiaobin Wu, Ph.D. GM of China, President Pfizer Wyeth Bayer Anita Wu Chief Commercial Officer, Greater China Sanofi AstraZeneca Lily Liu VP, Head of Marketing, Greater China Takeda Pfizer Josh Neiman Head, U.S. Commercial Flatiron Onyx Pharmaceuticals Genentech 0 300 600 900 1200 1500 3Q 2020 Marketed Products Breakdown (by product revenue)

BEIGENE

Running Global Trials of the Highest Quality Incorporating China



BeiGene trials in over 35 countries & regions

- Global clinical development organization of over 1,600+ people across 10 offices and 5 continents
- Over 11,000 subjects enrolled by BeiGene
- Running 60+ clinical trials in over 35 countries or regions
  - 25+ Phase 3 or potentially registration-enabling studies



Jane Huang, M.D.
Chief Medical Officer, Hematology
Genentech, Acerta



Yong Ben, M.D.
Chief Medical Officer, Immuno-Oncology
BioAtla, AstraZeneca



Lai Wang, Ph.D.
SVP, Head of Global Research, Clinical Operation & Biometrics and APAC Clinical Development
UT Southwestern Medical Center



Melika Davis
VP, Global Head of Clinical Operations
SVP, Global Head of Drug Development Quality at Novartis



John Freeman
SVP, Chief Safety Officer
SVP, Head of Global Drug Safety & Risk Management at Celgene

12

Research Delivered 11 Molecules to the Clinic in Its First 10 Years

BEIGENE


BeiGene



• 2011–2018 — • TODAY — • NEAR FUTURE

Beijing Research Center
(ONLY 1ST AND 2ND FLOOR)

- Team size <200
- 6-8 preclinical programs

Beijing Research Center
Shanghai Research Center

- Team size ~500
- ~12 preclinical programs

Beijing Research Center
Shanghai Research Center

- Team size 700+
- ~24 preclinical programs

13

BEIGENE

Strong Manufacturing Capabilities



MULTI-FUNCTIONAL MANUFACTURING FACILITY IN SUZHOU

- Aligned with the design criteria of U.S., EU, and China
- Commercial-scale small molecule drug products facility
- Pilot-scale biologic facility

EXPERIENCED, HIGH-QUALITY MANUFACTURING PARTNERS

Boehringer Ingelheim

Catalent.

- Manufacturing collaborations with leading high-quality manufacturers in biologics and small molecules
- BI collaboration established in 2013, cell line and CMC process for tislelizumab developed by BI
- Catalent 15mm doses, expansion to ~50mm in process



BIOLOGICS MANUFACTURING FACILITY IN GUANGZHOU

- Future planned capacity >120,000L, can accommodate expansion to >200,000L
- Current: 64,000L; Future: Guangzhou expansion >60,000L, US expansion planned
- Lyophilization and liquid fill, 10 fill/finish lines, 3 packaging lines, pilot API, dual source BTK API planned



William Novotny, Advisor, Technical Operations

BMS, *VP and Global Lead in Supply Chain*
Merck, *AVP in Global Supply Chain Management and Product Operations*



Zhengming Du, Ph.D. Head of Chemistry Manufacturing & Control (CMC)

Roche China, *Head of Process and Synthesis, Deputy Head of CMC*



Jonathan Liu, Ph.D.
SVP, Bio-Manufacturing

J&J, *Head of China Pharmaceutical Development and Manufacturing Sciences*



Michael Garvey
VP, Head of Guangzhou Biologics Manufacturing

Samsung Biologics,
VP of Manufacturing

14

BEIGENE

Growing Commercial-Stage Portfolio

PRODUCT	LEAD INDICATIONS	MECHANISM OF ACTION	REGULATORY STATUS	COMMERCIAL RIGHTS	2019 GLOBAL SALES	PARTNER
Brukinsa zanubrutinib	R/R MCL (U.S.) / R/R MCL and R/R CLL/SLL (China)	BTK inhibitor	Approved in the U.S./ Approved in China	Global	NA	N/A
tislelizumab 百泽安	R/R classical Hodgkin's lymphoma / R/R PD-L1+ urothelial carcinoma	Anti-PD-1 antibody	Approved in China	Global	NA	N/A
pamiparib	Ovarian, Breast, Prostate Cancers	PARP Inhibitor	NDA accepted in China	Global	NA	N/A
Abraxane (nanoparticle albumin-bound paclitaxel)	Breast cancer	Microtubule inhibitor	Approved in China[1]	Mainland China	$1.3B*	BMS
Revlimid (lenalidomide)	R/R adult multiple myeloma, newly diagnosed multiple myeloma	Direct anti-tumor, anti-angiogenesis, immunomodulation	Approved in China	Mainland China	$10.8B*	BMS
Vidaza azacitidine for injection	Myelodysplastic syndromes, acute myeloid leukemia, chronic myelomonocytic leukemia	DNA hypomethylation, direct cytotoxicity	Approved in China	Mainland China	$605M*	BMS
XGEVA (denosumab)	Giant cell tumor of bone / Skeletal Related Events (SREs)	Anti-RANK ligand antibody	Approved in China	Mainland China	$1.9B^	Amgen
Kyprolis (carfilzomib)	Multiple myeloma	Proteasome inhibitor	NDA filed in China	Mainland China	$1.0B^	Amgen
BLINCYTO (blinatumomab)	Acute lymphocytic leukemia	Anti-CD19 x anti-CD3 bispecific (BiTE) antibody	Approved in China	Mainland China	$312M^	Amgen
sylvant siltuximab	Idiopathic multicentric Castleman disease	IL-6 antagonist	Fast track listed in China	Greater China	NA	EUSA
QARZIBA (dinutuximab beta)	High-risk neuroblastoma	Anti-GD2 antibody	BLA accepted in China	Mainland China	NA	EUSA
BAT1706 (Avastin biosimilar)	Colorectal, Lung, Liver cancers	Anti-VEGF antibody	BLA Accepted in China	Greater China	NA	Bio-Thera

1 As announced previously, the NMPA suspended the importation, sales and use of ABRAXANE® (nanoparticle albumin-bound paclitaxel) in China supplied to BeiGene by Celgene Corporation, a Bristol Myers Squibb (BMS) company. Source: * Celgene, ^ Amgen. MCL = mantle cell lymphoma, CLL/SLL = chronic lymphocytic leukemia/small cell lymphoma.

15

BEIGENE

BeiGene's Internal Pipeline

Three late-stage, and eight early-stage clinical assets

Global
China

ASSETS	PROGRAMS	DOSE ESC. PH1a	DOSE EXPANSION PH1b	DOSE EXPANSION PH2*	PIVOTAL PH2**	PIVOTAL PH3	FILED	MARKET
zanubrutinib *(BTK)*	monotherapy	*R/R MCL (Accelerated approval in the U.S. 11.14.19)*						
		WM† (MAA accepted 06.18.20), R/R MCL (NDA in Israel accepted 05.21.20)						
		R/R MCL, R/R CLL/SLL (Approved by NMPA in China 06.03.20)						
		R/R WM						
		1L CLL/SLL, R/R CLL/SLL						
		R/R MZL						
		Previously treated CLL/SLL (ibrutinib intolerant)						
	combination	*+rituximab 1L MCL*						
		+obinutuzumab R/R FL						
		+lenalidomide +/- ritux. R/R DLBCL						
tislelizumab *(PD-1)*	monotherapy	*R/R cHL (approved 12.26.19), 2L+ UC (approved 04.10.20)*						
		2L/3L HCC						
		2L NSCLC, 1L HCC, 2L ESCC						
		R/R NK/T-cell lymphoma						
	+ chemo	*1L Non-Sq. NSCLC (sNDA accepted 06.19.20), 1L Sq. NSCLC (sNDA accepted 04.04.20)*						
		1L NPC, 1L SCLC, Stage II/IIIA NSCLC, Localized ESCC						
		1L GC, 1L ESCC						
	+ pamiparib *(PARP)*	*Solid tumors*						
	+ zanubrutinib *(BTK)*	*B-cell malignancies*						
pamiparib *(PARP)*	Monotherapy	*1L platinum-sensitive GC maintenance*						
		2L platinum-sensitive OC maintenance						
		3L gBRCA+ OC						
		HER2- BRCA mutated breast cancer						
		Solid tumors						
	+ TMZ *(chemo)*	*Solid tumors*						
	+ RT/TMZ *(RT/chemo)*	*Glioblastoma*						
lifirafenib *(RAF Dimer)*	Monotherapy	*B-Raf- or K-RAS/N-RAS-mutated solid tumors*						
		B-Raf- or K-RAS/N-RAS-mutated solid tumors						
BGB-A333 *(PD-L1)*	monotherapy & + tislelizumab	*Solid tumors*						
BGB-A425 *(TIM-3)*	monotherapy & + tislelizumab	*Solid tumors*						
ociperlimab (BGB-A1217, *TIGIT)*	+ tislelizumab	*Solid tumors*						
BGB-A445 *(OX40)*	+ tislelizumab	*Solid tumors*						
BGB-11417 *(Bcl-2)*	monotherapy & + zanubrutinib	*B-cell malignancies*						
BGB-10188 *(PI3-Kδ)*	mono; + tislelizumab; + zanubrutinib	*B-cell malignancies; Solid tumors*						
BGB-15025 *(HPK1)*	monotherapy & + tislelizumab	*IND enabling studies ongoing*						

*Some indications will not require a non-pivotal Ph2 clinical trial prior to beginning pivotal Ph2 or Ph3 clinical trials. **Confirmatory clinical trials post approval are required for accelerated approvals. † R/R or not suitable for chemo-immunotherapy

16

BEIGENE

BeiGene's Collaborative Pipeline
Over 20 compounds

Global
China

COMPOUND	(TARGET) / PROGRAM	DOSE ESC.	DOSE EXPANSION		PIVOTAL		COMMERCIAL RIGHTS	PARTNER
		PH1a	PH1b	PH2*	PH2**	PH3		
Sotorasib	*(KRAS G12C)*	*Solid Tumors, NSCLC, CRC*					China	Amgen
AMG 701^^	*(BCMA)*	*MM*						
AMG 176	*(Mcl-1, SM (i.v.))*	*Hematologic malignancies*						
AMG 397	*(Mcl-1, SM (oral))*	*Hematologic malignancies*						
AMG 330^	*(CD33)*	*Myeloid malignancies*						
AMG 673^^	*(CD33)*	*AML*						
AMG 427^^	*(FLT3)*	*AML*						
AMG 596^	*(EGFRvIII)*	*Glioblastoma*						
AMG 757^^	*(DLL3)*	*SCLC*						
AMG 160^^	*(PSMA)*	*Prostate cancer*						
AMG 506	*(FAP x 4-1BB, DARPin®)*	*Solid Tumors*						
AMG 199^^	*(MUC17)*	*GC/GEJC*						
Sitravatinib	*(multi-kinase inhibitor) + tislelizumab*	*NSCLC, RCC, OC, MEL*					*Asia ex-Japan, AU, NZ*	Mirati
	Mono, + tislelizumab	*HCC, GC/GEJC*						
Zanidatamab†	*(HER2, bispecific antibody)*	*Breast cancer, GEA*					*Asia ex-Japan, AU, NZ*	Zymeworks
		Biliary tract cancers						
ZW49	*(HER2, bispecific ADC)*	*HER2-expressing cancers*					*Asia ex-Japan, AU, NZ*	Zymeworks
BGB-3245[1]	*(B-RAF)*	*Solid tumors*					*Asia ex-Japan*	SpringWorks[1]
BA3017	*(CTLA4) Mono, + tislelizumab*	*Phase 1 study startup ongoing*					*Global*	BioAtla
SEA-CD70	*(anti-CD70)*	*MDS, AML*					*Asia ex-Japan, AU, NZ*	Seagen
DKN-01	*(DKK1) + tislelizumab ± chemo*	*GC/GEJC*					*Asia ex-Japan, AU,NZ*	Leap Therapeutics
ABI-H0731	*(HBV core inhibitor)*	*Chronic Hepatitis B Virus*					*China*	Assembly Bio
ABI-H2158	*(HBV core inhibitor)*	*Chronic Hepatitis B Virus*						
ABI-H3733	*(HBV core inhibitor)*	*Chronic Hepatitis B Virus*						

* Some indications will not require a non-pivotal Ph2 clinical trial prior to beginning pivotal Ph2 or Ph3 clinical trials. **Confirmatory clinical trials post approval are required for accelerated approvals. ^ BiTE, ^^ HLE BiTE, † ZW25, AML: acute myeloid leukemia, HLE BiTE: Half-life extended Bi-specific T-cell engagers, GC/GEJ: gastric cancer/gastroesophageal junction, HCC: hepatocellular carcinoma, IND: Investigational New Drug, MEL: melanoma, MM: multiple myeloma, NHL: non-Hodgkin's lymphoma, N/SCLC: non-/small cell lung cancer, OC: ovarian cancer, RCC: renal cell carcinoma, SM: small molecule; 1. By MapKure, a JV with SpringWorks

17

18 Striving to Be the Partner of Choice Leveraging China for global clinical development ADC: antibody-drug conjugate; HER2: human epidermal growth factor receptor 2. • Potential to accelerate global trials through heavily China-inclusive clinical development – Hard-to-recreate ability, and scale – Leader for innovative science-based commercial sales in China – Portfolio of backbone agents with strong synergies for combinations • Amgen collaboration validates clinical and commercial platforms and expands our portfolio • Continue to have capacity available for additional collaborations – First-in-class compounds: KRAS inhibitor sotorasib (Amgen) – Differentiated agents: bi-specific HER2 antibody and ADC (Zymeworks) – Combination opportunities: multi-kinase inhibitor sitravatinib (Mirati) – New market growth: inhibitor for chronic Hepatitis B Infection (Assembly Biosciences) Agreement: January 2018 Agreement: November 2018Agreement: July 2017 Agreement: March 2019 Agreement: April 2019 Agreement: November 2019 Agreement: January 2020Agreement: October 2019 Agreement: January 2020 Agreement: July 2020 Agreement: August 2020

Financial Summary

BEIGENE

Selected Financials Amounts in millions of U.S. dollars	Three Months Ended Sept 30, 2020 (unaudited)	Three Months Ended Sept 30, 2019 (unaudited)	Nine Months Ended Sept 30, 2020 (unaudited)	Nine Months Ended Sept 30, 2019 (unaudited)
Total Revenue	$ 91	$ 50	$ 209	$ 371
Product revenue, net	91	55	209	166
Collaboration revenue	--	--	--	206
Total Expenses	(531)	(362)	(1,382)	(943)
Cost of sales – products	(21)	(20)	(50)	(53)
Research and development	(349)	(237)	(939)	(644)
Selling, general and administrative	(161)	(105)	(392)	(245)
Net loss attributable to BeiGene, Ltd.	$ (425)	$ (307)	$ (1,124)	(561)
Cash, cash equivalents, restricted cash and short-term investments	$ 4,724	$ 1,277	$ 4,724	$ 1,277
Cash used in operations[1]	$ (346)	$ (265)	$ (951)	$ (483)

$2.07 billion cash received from registered direct offering in July 2020

1. Cash used in operations for the quarters ended September 30, 2020 and September 30, 2019 exclude capital expenditures of $28.68 million and $30.87 million, respectively. Cash used in operations for the quarter ended September 30, 2019 includes $36.56 million of accrued interest paid to Guangzhou High-tech Zone Technology Group Co., Ltd. in connection with the repayment of the Shareholder Loan. Cash used in operations for the nine-month periods ended September 30, 2020 and September 30, 2019 exclude capital expenditures of $82.82 million and $74.15 million, respectively, and up-front payments of $43.00 million and $49.00 million, respectively.

19

Upcoming Milestones and Catalysts

	BRUKINSA® (zanubrutinib, BTK Inhibitor)	Timing
Regulatory	Continue discussion of ASPEN data with U.S. FDA	1Q21
Regulatory	File sNDA for MZL in China	1H21
Regulatory	Potential sNDA approval for WM in China; potential approvals in Canada, Australia, Israel	2021
Regulatory	CHMP opinion on MAA filing for WM in EU	2H21
Data	Topline result of Phase 3 SEQUIOIA trial in 1L CLL/SLL	as early as 2021
Data	Topline result of Phase 3 ALPINE trial in R/R CLL/SLL	1H22
Enrollment	Complete enrollment of Phase 2 trial in R/R FL	2021
	Tislelizumab (PD-1 Antibody)	
Regulatory	sNDA submission for MSI-H in China	1H21
Regulatory	Potential sNDA approvals in 1L sq and 1L non-sq NSCLC and 2L/3L HCC in China	2021
Data	Topline result of Phase 3 trial in 1L HCC	2021 or 1H22
Data	Topline result of Phase 3 trial in 2L ESCC	1Q21
Data	Topline result of Phase 3 trial in 1L NPC	1H21
Data	Present Phase 3 data in 2L NSCLC at an upcoming medical conference	1H21
Enrollment	Complete enrollment of Phase 3 trials in 1L GC, 1L SCLC and early line ESCC	1H21
	Pamiparib (PARP inhibitor)	
Regulatory	Potential NDA approval for 3L OC in China	1H21
Data	Topline result of Phase 3 trial in 2L plat-sensitive OC maintenance	2021
	Other Internally Developed Assets	
Data	Present Phase 1 data of BGB-A1217 (TIGIT) mono and in combination with tislelizumab	2021
Data	Present Phase 1 data of BGB-11417 (Bcl-2) mono and in combination with zanubrutinib	2H21
Enrollment	Initiate Phase 3 pivotal program for BGB-A1217	1H21
Enrollment	Initiate Phase 1 trial of BGB-15025 (HPK-1) in solid tumors	1Q21

20

21 Upcoming Milestones and Catalysts Partnered Assets Timing Regulatory Regulatory Regulatory Regulatory Data Enrollment  Potential approval of QARZIBA for high-risk neuroblastoma in China  Potential approval of KYPROLIS for R/R MM in China  Potential approval of SYLVANT for multicentric Castleman’s disease in China  Potential approval of BAT1706 (Avastin biosimilar) in China  Present Phase 1 data of sitravatinib in combination with tislelizumab at an upcoming medical conference  Initiate Phase 3 trial of zanidatamab (ZW25) in combination with tislelizumab and chemo in 1L HER2+ GEC  2H21  2021  2H21  2021  1H21  2H21

22 Key Takeaways • BeiGene has an established platform to leverage the highly impactful developments in China – Strategic collaboration with Amgen provides validation of our clinical and commercial capabilities • A compelling emerging growth story with up to 12 products on market by YE 2021 – Robust upcoming news flow from clinical readouts of more than 10 Phase 3 or potentially registration-enabling trials, including indications with large market opportunities (BRUKINSA in CLL and tislelizumab in 1L NSCLC in China) • Diverse early-stage pipeline of assets drives long-term potential upside, including: • On this journey BeiGene is striving to: – Become an oncology and scientific leader – Expand beyond oncology into other areas of need – Continue to build sustainable and competitive advantages – Become the best global clinical organization – addressing the biggest issue in the industry – Transform the industry to bring better medicines to more patients more affordably Sitravatinib (multi-kinase inhibitor) Ociperlimab, (BGB-A1217, TIGIT antibody) Zanidatamab, ZW49 (bispecific HER2 antibody and ADC) BGB-A445 (non-ligand competing OX40 agonist antibody) Sotorasib (KRAS G12C inhibitor) BGB-11417 (Bcl-2 inhibitor)

Review of Product Candidates

BEIGENE

Overview of Zanubrutinib (BGB-3111)

Potentially best-in-class BTK inhibitor

Brukinsa™ zanubrutinib 80mg capsules

OVERVIEW	• Optimized pharmacologic properties relative to ibrutinib: superior bioavailability and higher selectivity • Development hypothesis: more complete target inhibition, deeper responses, and favorable safety profile
CLINICAL DATA	• Clinical experience to date supports best-in-class hypothesis – ASPEN primary endpoint numerically favorable but not statistically significant – ASPEN: Demonstrated clinically meaningful and favorable differences in safety vs. ibrutinib; Early, landmark PFS and OS analyses are directionally consistent with higher VGPR rate observed in zanubrutinib arm – Strong suggestion of deeper responses in WM and MCL – Favorable response rate, depth, and durability in CLL/SLL – High overall and complete response rates in FL with obinutuzumab combination – Low rate of toxicity/tolerability-related discontinuation
DEVELOPMENT PLAN	• Fast Track in WM and MZL, and Breakthrough Therapy in MCL designations • Global registrational trials: WM (H2H vs. ibrutinib), 1L CLL/SLL (vs. BR), R/R CLL/SLL (vs. ibrutinib), 1L MCL (R+zanu vs. BR), R/R FL (potential for global first-in-class BTK approval in FL); and R/R MZL (global pivotal Ph 2 trial) • China registration trials for WM
MILESTONES AND STATUS	• U.S. FDA accelerated approval for use in R/R MCL 11.14.19 • China NMPA approval for use in R/R MCL and R/R CLL/SLL 06.03.20 • Filings accepted: WM: Australia, Canada, China, and EU; MCL: Australia, Israel

24

Zanubrutinib Clinical Program

BEIGENE

Global
China

PROGRAM (TARGET)	DOSE ESCALATION	DOSE EXPANSION		PIVOTAL		FILED	MARKET***
	PH1a	PH1b	PH2*	PH2**	PH3		
zanubrutinib (BGB-3111, BTK)	R/R MCL (Accelerated approval by US FDA 11.14.19, filings accepted in other geographies)						
	R/R MCL (Approved by NMPA 06.03.20)						
	R/R CLL/SLL (Approved by NMPA 06.03.20)						
	R/R WM various geographies						
	TN CLL/SLL: zanubrutinib vs. BR, SEQUOIA						
	R/R CLL/SLL: zanubrutinib vs. ibrutinib, ALPINE						
	TN MCL: zanubrutinib + R vs. BR, MANGROVE						
	R/R MZL[2] MAGNOLIA						
	Previously treated CLL/SLL (ibrutinib intolerant)						
	R/R WM						
	R/R DLBCL						
	B-cell malignancies						
+ GAZYVA® (CD20)	R/R FL[2]: zanubrutinib + GAZYVA® vs. GAZYVA®						
	B-cell malignancies						
+ GAZYVA® + venetoclax (CD20 + BCL2)	TN CLL/SLL						
+ tislelizumab (PD-1)	Hematological tumors						
+ ME-401 (PI3-Kδ)	R/R CLL/SLL or B-cell malignancies						
+ BGB-11417 (Bcl-2 inhibitor)	B-cell malignancies						
+ lenalidomide +/- ritux.	R/R DLBCL						

* Some indications will not require a non-pivotal Ph2 clinical trial prior to beginning pivotal Ph2 or Ph3 clinical trials. ** Confirmatory clinical trials post approval are required for accelerated approvals. 1. as of 06.15.20. 2. global study and potentially registration-enabling in certain countries; DLBCL: Diffuse Large B-cell Lymphoma. *** U.S. only.

25

0 100 200 300 400 500 600 700 0 6 12 18 24 Time post-dose (hours) Series1 0 100 200 300 400 500 600 700 0 6 12 18 24 Time post-dose (hours) Series1 Adapted from Advani et al., JCO, 2013 • Cmax and AUC of zanubrutinib at 80mg QD appear to be similar to those of ibrutinib at 560mg • Free drug exposure of zanubrutinib at 40mg QD appears to be comparable to that of ibrutinib at 560mg • Distinct profile compared to acalabrutinib which has a short half-life (1 hour)2 and lower in vitro BTK inhibition IC501-4 • In vitro BTK inhibition IC50 relative to ibrutinib: 1.11 (zanubrutinib) and 3.42–7.23 (acalabrutinib) zanubrutinib ibrutinib acalabrutinib Adapted from Byrd et al., NEJM, 2016 0 100 200 300 400 500 600 700 0 6 12 18 24 P la s m a C o n c e n tr a ti o n ( n g /m L ) Time post-dose (hours) Series1 Series2 Series3 Series4 Ph3 Dose: • 160mg BID Ph3 Dose: • 100mg BID Approved Doses: • 420mg QD for CLL/WM • 560mg QD for MCL/MZL Data from separate Ph1/2 trials^ 26 Zanubrutinib – Pharmacokinetics Profile ^Cross-trial comparison Source: 1. Tam et al., ASH, 2015; 2. Byrd et al., NEJM, 2016; 3. Lannutti et al., AACR, 2015, 4. BeiGene data

27 ASPEN Topline Efficacy Summary Response Rate* Relapsed or Refractory† Overall† Overall August 2019‡ Overall January 2020^ Zanubrutinib (N = 83) Ibrutinib (N = 81) Zanubrutinib (N = 102) Ibrutinib (N = 99) Zanubrutinib (N = 102) Ibrutinib (N = 99) Zanubrutinib (N = 102) Ibrutinib (N = 99) CR 0 0 0 0 0 0 0 0 VGPR 28.9 19.8 28.4 19.2 28.4 17.2 30.4 18.2 PR 49.4 60.5 49.0 58.6 48.0 59.6 48.0 59.6 MR 15.7 13.6 16.7 15.2 18.6 17.2 16.7 16.2 No response 4.8 4.9 4.9 5.0 3.9 5.0 1.0 2.0 VGPR+CR rate, % 28.91 19.81 28.4 19.2 28.4 17.2^^ 30.4 18.2 VGPR+CR rate difference 10.2 p-value2 = 0.0921 12.1 p-value2 = 0.0437 13.2 p-value2 = 0.0302 * Groups were generally well-balanced for number of prior therapies, IPSS score, baseline IgM, and baseline hematologic parameters. Overall CXCR4 mutation was 10.9%. 1. 2-sided p=0.1160. 2. 2-sided descriptive. † Source: IRC Data, data cutoff August 31, 2019. ^ Source: Tam et. al., ASCO 2020, Investigator-Assessed Data, VGPR+CR rate difference adjusted for stratification and age group. p-value for descriptive purpose only. ^^Excluded two patients with VGPR by IRC: MR (EMD present) and PR (IgM assessment by local SPEP M-protein). Primary Endpoint

28 ASPEN: Progression-Free and Overall Survival in ITT population Source: Tam et. al., ASCO 2020 IRC, independent review committee; VGPR, very good partial response. Disease progression determined by IRC. No. of Subjects at Risk No. of Subjects at Risk Event-free rates at 12 months 89.7% versus 87.2% Event-free rates at 12 months 97.0% versus 93.9%

29 ASPEN Topline Safety: Overall Summary Category, n (%) Overall Ibrutinib (n = 98) Zanubrutinib (n = 101) Patients with ≥ 1 AE 97 (99.0) 98 (97.0) Grade ≥3 62 (63.3) 59 (58.4) Serious 40 (40.8) 40 (39.6) AE leading to death 4 (4.1) a 1 (1.0) b AE leading to treatment discontinuation 9 (9.2) c 4 (4.0) d AE leading to dose reduction 23 (23.5) 14 (13.9) AE leading to dose held 55 (56.1) 47 (46.5) Patients with ≥ 1 treatment-related AE 84 (85.7) 80 (79.2) Patients with ≥ 1 AE of interest 81 (82.7) 86 (85.1) Source: Tam et. al., ASCO 2020. AE, adverse event (treatment-emergent); G, grade. a cardiac failure acute; sepsis (n=2); unexplained death. b cardiac arrest after plasmapheresis cG5 sepsis (n=2); G5 unexplained death; G3 acute myocardial infarction; G3 hepatitis ; G3 pneumonia; G2 drug-induced liver injury; G2 pneumonitis; G1 pneumonitis. dG5 cardiac arrest after plasmapheresis; G4 neutropenia; G4 subdural hemorrhage ; G2 plasma cell myeloma.

Source: Tam et. al., ASCO 2020. Higher AE rate in bold red with ≥10% difference in any grade or ≥5% difference in grade 3 or above. No tumor lysis syndrome was reported. Opportunistic infection ibrutinib (n=2), zanubrutinib (n=1). AE, adverse event; BTKi, Bruton tyrosine kinase inhibitor; PT, preferred term. *Defined as any grade ≥3 hemorrhage or any grade central nervous system hemorrhage. †Descriptive 2-sided P<0.05. ‡Including PT terms of neutropenia, neutrophil count decreased, febrile neutropenia, agranulocytosis, neutropenic infection, and neutropenic sepsis. 30 ASPEN Adverse Events of Special Interest All Grades Grade ≥3 AE Categories, n (%) (Pooled Terms) Ibrutinib (n=98) Zanubrutinib (n=101) Ibrutinib (n=98) Zanubrutinib (n=101) Atrial fibrillation/flutter† 15 (15.3) 2 (2.0) 4 (4.1) 0 (0.0) Diarrhea (PT) 31 (31.6) 21 (20.8) 1 (1.0) 3 (3.0) Hemorrhage 58 (59.2) 49 (48.5) 8 (8.2) 6 (5.9) Major hemorrhage* 9 (9.2) 6 (5.9) 8 (8.2) 6 (5.9) Hypertension 17 (17.3) 11 (10.9) 12 (12.2) 6 (5.9) Neutropenia†,‡ 13 (13.3) 30 (29.7) 8 (8.2) 20 (19.8) Infection 66 (67.3) 67 (66.3) 19 (19.4) 18 (17.8) Second malignancy 11 (11.2) 12 (11.9) 1 (1.0) 2 (2.0)

31 ASPEN: Time to AE – Risk Analysis Over Duration of Treatment Source: Tam et. al., ASCO 2020. AE, adverse event. *Descriptive purpose only. Kaplan-Meier Curve: Time to Atrial Fibrillation / Flutter P value <0.05* Kaplan-Meier Curve: Time to Hypertension P value = 0.16*

Data Suggest Activity in Difficult to Treat WM MYD88^{WT} Patients

Best response, n (%)	ASPEN cohort 2[1] (n=26)	Phase 1[2] (n=8)
	ASCO 2020	EHA 2019
ORR	21 (80.8)	7(87.5)
MRR	14 (53.9)	5(62.5)
CR / VGPR	7 (26.9)	2(25.0)
PR	6 (23.1)	3(37.5)
MR	8 (30.8)	2(25.0)
SD	4 (15.4)	1(12.5)
PD	1 (3.8)	0
Median Follow-up months (range)	17.9 (2.3 - 21.7)	24.3 (4.1-45.7)*

ASPEN cohort 2 safety summary. The most frequently reported adverse events (AEs) were diarrhea, anemia, contusion, pyrexia, and upper respiratory tract infection. Major hemorrhage was reported in 2 patients, and atrial fibrillation was reported in 1 patient. There were no fatal AEs.
Phase 1 safety summary for full WM n=77 cohort. Patients with an event n (%): Patients with ≥1 AE grade ≥3 40 (51.9); Patients with ≥1 serious AE 36[3] (46.8); AE leading to treatment discontinuation 8[2] (10.4); Fatal AE 5c (6.5). [3]Includes serious AEs possibly related to zanubrutinib (n=6): hemothorax+pleural effusion+anemia (n=1), atrial fibrillation (n=1), colitis (n=1), febrile neutropenia (n=1), pneumonia (n=1), and cellulitis (n=1); septic arthritis relatedness was unknown. [2]Abdominal sepsis (fatal), septic arthritis (fatal), worsening bronchiectasis (fatal), gastric adenocarcinoma (fatal), prostate adenocarcinoma, metastatic neuroendocrine carcinoma, acute myeloid leukemia, and breast cancer (each n=1).

Sources: 1 Tam et. al. ASCO 2020, Data cut: Aug 31, 2019, Safety summary above; 2 Tam et al, EHA 2019. * Follow up for full WM cohort.

32

Zanubrutinib Efficacy in R/R MCL

From U.S. approved label

BEIGENE

Best Response	Zanubrutinib	
	RR	RR
Source	Study BGB-3111-206 Ph2 study	BGB-3111-AU-003 Ph1/2 study
Evaluable for efficacy, n	86	32
Median DoR in months	19.5 (16.6, NE)	18.5 (12.6, NE)
Response Criteria	Lugano 2014	
Median Prior Lines of Therapy	2 (1-4)	1 (1-4)
ORR	84%	84%
CR	59%	22%*
PR	24%	62%

The most common adverse reactions (> 10%) with BRUKINSA were decreased neutrophil count, decreased platelet count, upper respiratory tract infection, decreased white blood cell count, decreased hemoglobin, rash, bruising, diarrhea, cough, musculoskeletal pain, pneumonia, urinary tract infection, blood in the urine (hematuria), fatigue, constipation, and hemorrhage. The most frequent serious adverse reactions were pneumonia (11%) and hemorrhage (5%).

Of the 118 patients with MCL treated with BRUKINSA, eight (7%) patients discontinued treatment due to adverse reactions in the trials. The most frequent adverse reaction leading to treatment discontinuation was pneumonia (3.4%). One (0.8%) patient experienced an adverse reaction leading to dose reduction (hepatitis B).

Source: BRUKINSA™ U.S. label; * FDG-PET scans were not required for response assessment; RR: relapsed refractory; NE: not estimable; DoR: duration of response.

33

zanubrutinib TN CLL R/R CLL Total CLL n 16 50 66 Median follow- up (mo) 7.6 14.0 10.5 Best Response ORR CR PR PR-L SD Non-evaluable* 16 (100%) 1 (6%) 13 (81%) 2 (13%) 0 0 46 (92%) 1 (2%) 41 (82%) 4 (8%) 3 (6%) 1 (2%) 62 (94%) 2 (3%) 54 (82%) 6 (9%) 3 (5%) 1 (2%) 34 Zanubrutinib Efficacy in CLL/SLL Frequent and durable responses – Phase 1/2 Source: Seymour et al. 14-ICML 2017 (abstract 237) poster; *Discontinuation prior to first assessment Progression Free Survival (PFS)Overall Response Rate (ORR) P ro b a b il it y o f P ro g re s s io n -f re e S u rv iv a l (% ) No. of Subjects at Risk Month 66 66 62 53 45 37 27 25 19 11 9 6 4

zanubrutinib Total CLL n 91 Median follow-up (mo) 15.1 Best Response ORR CR PR PR-L SD Non-evaluablea 77 (84.6%) 3 (3.3%) 54 (59.3%) 20 (22.0%) 4 (4.4%) 3 (3.3%) 35 Zanubrutinib Efficacy in CLL/SLL Frequent and durable responses – Phase 2 Source: Xu et al. 15-ICML 2019; aMissing anatomy imaging for 2 patients, and without evidence of response maintenance for at least 2 months for 1 patient, separately. Progression Free Survival by IRC (PFS)Best Overall Response by IRC (ORR)

Ibrutinib Efficacy in CLL/SLL

BEIGENE

Overall Response Rate (Relapsed / Refractory)

	n=85
Median FU (mo)	20.9
Best Response	
ORR	75 (88%)
CR	2 (2%)
PR	58 (68%)
PR-L	15 (18%)
SD	NR
PD	NR

Progression Free Survival (Relapsed / Refractory)



Probability of Progression-free Survival
1.0
0.8
0.6
0.4
0.2
0.0
0
5
10
15
20
25
30
All patients

Overall Response Rate (Treatment-Naïve)

	n=136
Median FU (mo)	18.4
Best Response	
ORR	117 (86%)
CR	5 (4%)
PR	107 (79%)
PR-L	5 (4%)
SD	NR
PD	NR

Progression Free Survival (Treatment-Naïve)



Probability of Progression-free Survival (%)
100
90
80
70
60
50
40
30
20
10
0
0
3
6
9
12
15
18
21
24
27
Ibrutinib
Chlorambucil
Chlorambucil Ibrutinib
Median (mo) 15.0 NR
Hazard ratio, 0.09 (95% CI, 0.04–0.17); P<0.001

Source: For TN, Burger, et al New Engl J Med 2015. For R/R, Byrd, et al New Engl J Med 2013

36

Treatment-Naïve (n=80) Relapsed/Refractory (n=536) Total (n=616) Median Follow-Up 14.5 months Total Treatment Discontinuation 19 (24%) 231 (43%) 250 (41%) Toxicity/Tolerability 12 (15%) 117 (22%) 129 (21%) CLL/SLL Progression 3 (4%) 49 (9%) 52 (8%) Transformation (RT or HD) 0 (0%) 10 (2%) 10 (2%) Death Unrelated to Treatment 1 (1%) 28 (5%) 29 (5%) Physician or Patient Decision 2 (2%) 15 (3%) 17 (3%) Transplant 0 (0%) 8 (1.5%) 8 (1%) Financial Concerns 0 (0%) 1 (0.2%) 1 (0.2%) Secondary Malignancy 1 (1%) 2 (0.5%) 3 (0.5%) 37 Ibrutinib Discontinuation for toxicity or progression in CLL/SLL Source: Mato ASH 2016; Note: at med follow-up 24.5 mos, 22% discontinuation rate with acalabrutinib in R/R CLL; 9% AE-related, 8% PD-related. Byrd ASH 2017.

Treatment-Naïve (n=18) Relapsed/Refractory (n=51) Total (n=69) Median Follow-Up 10.3 months Total Treatment D/C 0 (0%) 2 (4%) 2 (3%) Toxicity/Tolerability 0 (0%) 1 (2%) 1 (1%) CLL/SLL Progression 0 (0%) 0 (0%) 0 (0%) Transformation (RT or HD) 0 (0%) 1 (2%) 1 (1%) 38 Zanubrutinib Discontinuation for toxicity or progression in CLL/SLL is uncommon Source: Seymour, ICML 2017

• Very low rates of headache and hypertension (6.7% and 6.3%) • Concomitant use of anti-coagulants was allowed in these zanubrutinib trials • Low rate of treatment discontinuation for drug-related adverse events Adverse Events of Interest for BTK Inhibitors in Patients Treated with Zanubrutinib AE of Interest (All Causes)1 Zanubrutinib (Including Patients Enrolled in Combo Studies) Patient Number N=641 Mean Exposure Time 7.7 mo Atrial Fibrillation 1.7% Major Hemorrhage 1.9% AE of Interest (All Causes)2 Zanubrutinib (Single Agent Only) Patient Number N=682 Median Exposure Time 13.4 mo Atrial Fibrillation (Gr ≥3) 1.9% (0.6%) Major Hemorrhage* 2.5% (2.1%) Diarrhea (Gr ≥3) 19.4% (0.9%) 39 Zanubrutinib Safety and tolerability summary; over 600-patient experience Major hemorrhage includes serious or grade ≥3 bleeding of any site, or central nervous system bleeding of any grade. Source: pooled safety analysis of ongoing zanubrutinib clinical trials; 1 Seymour, ICML 2017; 2 Tam et, al., EHA 2019 (Data cut-off dates: BGB-3111-207: Sept 2018; BGB-3111 AU-003, -1002, -205 and 210: Dec 2018; BGB-3111-206: Feb 2019)

40 Zanubrutinib Responses Across Additional B-Cell Malignancies Sources: 1. Tam et. al., ASH 2017; 2. Song et al., ICML 2019; 3. Tam et al., ICML 2019; 4. Song et. al., CSCO 2018; 5. Tedeschi et al, EHA 2020; * CT response assessment; ** PET-CT response assessment. MZL MCL MCL FL FL DLBCL Source EHA 20205 ICML 20193 China pivotal data ASH20182 ASH 20171 CSCO 20184 ASH 20171 n 20 48 85 17 26 26 Follow-up (med) 27.1 mo 16.7 mo 35.9 wk 7.8 mo 9.5 mo 4.2 mo Prior Lines (med) 2 (1-5) 1 (1-4) 2 (1-4) 2 (1-8) 3 (1-9) 2 (1-10) ORR 80% 85% 84% 41% 42% 31% CR 15% 29%* 59%** 18% 8% 15% VGPR -- -- -- -- -- -- PR/PR-L 65% 56% 25% 24% 35% 15% MR -- -- -- -- -- -- • Despite relatively early follow-up, responses were observed in multiple B-cell malignancies • Consistency across tumor types suggests that zanubrutinib is a highly active BTK inhibitor

• Overall response rate and complete responses to date compare favorably to those achieved with respective single-agents and recently approved therapies FL Zanubrutinib + Obinutuzumab Zanubrutinib Ibrutinib Obinutuzumab Idelalisib Source ICML 20191 ASH 20172 ASH 20163 JCO 20134 NEJM 20145 n 36 17 110 34 72 Population prior alkylator and CD20, mixed rituximab-sensitive and -refractory median 2 prior lines of therapy, range 1-8 prior alkylator and CD20, last response <12 months mixed rituximab- sensitive and - refractory alkylator and rituximab-refractory relapse Follow-up (med) 20.1 mo 7.8 mo 27.7 mo 33.7 mo NR ORR 72% 41% 21% 50% 54% CR 39% 18% 11% 18%6 6% Data from separate trials 41 Zanubrutinib Plus Obinutuzumab Combination in Follicular Lymphoma Sources: 1. Tam et al., ICML 2019; 2. Tam et al., ASH (abstract 152), 2017; 3. Gopal, et al ASH 2016; 4. Salles, et al J Clin Oncol 2013; 5. Gopal, et al N Engl J Med 2014; 6. 18% represents complete response rate in the 40 indolent lymphoma patient population that include 34 FL patients. Note: data on slide are cross-trial comparison;

BOVen: Treatment Schema

BEIGENE

Treatment Cycle:	C1	C2	C3	C4	C5	C6	C7	C8	C9+ (if needed)
Venetoclax: Ramp-Up to Target 400 mg QD									
Zanubrutinib: 160mg BID									
Obinutuzumab 1000mg on /cycle 1 D1[b]/8/15, and Cycles 2–8 D1									
PB MRD:	X		X		X		X		X
BM MRD:	X		X				X[c]		X[c]
CT imaging:	X		X				X[c]		X[c]

BOVen discontinued if:

- Prespecified uMRD end point[a]
- Min 8 cycles; Max 24 cycles

a. Once peripheral blood (PB) uMRD is determined and confirmed in bone marrow (BM), patients complete 2 additional cycles followed by confirmatory MRD peripheral blood testing; if PB uMRD x 2 and BM uMRD x 1, therapy is discontinued.

b. Obinutuzumab split over days 1-2 of cycle 1 if ALC >25,000.

c. BM biopsy obtained at Screening and C3D1; thereafter BM is only obtained if PB-uMRD. CT imaging obtained at Screening, C3D1, C7D1, EOT, then every 6 months during post-treatment surveillance.

42

43 BOVen: Achieved Rapid Undetectable MRD • Follow up: 11 months (2-14+) • Median time to uMRD in marrow: 6 months (2-14+) • 62% (23/37) met the uMRD endpoint and have stopped therapy at median 8 months (6 months of triplet) 2 months 4 months 6 months 8 months PR uMRD BM uMRD 100% 90% 80% 70% 60% 50% 40% 30% 20% 10% 0% 2.7% (1/37) 27.8% (10/36) 55.6% (20/36) 77.1% (27/35) 83.8% (31/37) 73% (27/37) Total

44 BOVen: Adverse Events of Special Interest BOVen Treatment emergent hematologic and non-hematologic adverse events occurring in ≥5% of patients - Heme: Neutropenia 51.3% (Gr 3+: 15.4%), Thrombocytopenia 46.2% (15.4%), Anemia 18%; Non-Heme: Infusion related reaction 41% (2.6%), Bruising 41%, Diarrhea 41%, Nausea 23.1%, Fatigue 20.5%, Myalgia 15.4%, Rash 12.8% (2.6%), Sinusitis 12.8%, GERD 10.3%, Lung infection 7.7% (5.1%), Abdominal pain 7.7%, Arthralgia 7.7%, Constipation 7.7%, Edema limbs 7.7%, Petechiae 7.7% • Bleeding included one grade 5 ICH on cycle 1 day after initiating intravenous heparin for pulmonary emboli, one grade 1 conjunctival hemorrhage, and one grade 1 vaginal bleeding • Atrial fibrillation occurred in one patient who had a history of prior paroxysmal atrial fibrillation Neutropenia Thrombocytopenia Infusion related reaction Bruising Bleeding Hypertension Atrial fibrillation Febrile neutropenia Tumor lysis syndrome Grade 1 Grade 2 Grade 3 Grade 4 Grade 5 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 51.3% (Gr 3+: 15.4%) 46.2% (Gr 3+: 5.1%) 41% (Gr 3+: 2.6%) 41% 12.8% (Gr 3+: 2.6%) 5.1% 2.6% 2.6% 0%

BEIGENE

Ongoing Global Phase 3 Studies

ASPEN topline results announced in December 2019

Zanubrutinib vs. Ibrutinib in WM

Cohort 1: R/R or TN* WM with ***MYD88^{L265P}*** mutation

*TN must be unsuitable for standard chemoimmunotherapy

MYD88^{MUT} WM patients (N=201, 164 R/R) → R 1:1 →

- Arm A: Zanubrutinib 160 mg BID until PD
- Arm B: Ibrutinib 420mg QD until PD

Primary endpoint: CR or VGPR in R/R and all enrolled patients

Cohort 2: WM with wild type MYD88

MYD88^{WT} WM patients (N = 26) → Arm C: Zanubrutinib 160 mg BID until PD

WM=Waldenström's macroglobulinemia, BID=twice daily, CR=complete response, MUT=mutation, PD=progressive disease, QD=once daily, R=randomization, R/R=relapsed/refractory, TN=treatment naïve, VGPR=very good partial response, WT=wild type. This study is registered at ClinicalTrials.gov (NCT03053440)

45

Ongoing Global Phase 3 Studies in CLL/SLL

SEQUOIA and ALPINE

BEIGENE

Zanubrutinib vs. BR in 1L CLL/SLL

Cohort 1: Non–17p del TN CLL
Must be not suitable for FCR

Previously untreated CLL patients (N=450)

R 1:1

Arm A
Zanubrutinib
160 mg BID until PD

Arm B
Bendamustine + Rituximab (BR)
× 6 cycles

Primary endpoint: PFS

Cohort 2: 17p del TN CLL

Previously untreated 17p del CLL patients (N=110)

Arm C
Zanubrutinib
160 mg BID until PD

Full trial enrollment completed in June 2019

Zanubrutinib vs. Ibrutinib in R/R CLL/SLL

Relapsed/Refractory CLL/SLL
(received ≥ 1 prior treatments)

R/R CLL/SLL ≥ 1 prior treatment (N=600)

R 1:1

Arm A
Zanubrutinib
160mg BID
(n = 300)

Arm B
Ibrutinib
420mg QD
(n = 300)

Primary Endpoint: ORR (non-inferiority and superiority)

Complete enrollment expected in 2020

1L=first-line treatment, BID=twice daily, CLL=chronic lymphocytic leukemia, del=deleted, FCR=fludarabine, cyclophosphamide, and rituximab, ORR=overall response rate, PD=progressive disease, PFS=progression-free survival, QD=once daily, R=randomized, SLL=small lymphocytic lymphoma, TN=treatment naïve. These studies are registered at ClinicalTrials.gov (NCT03734016) and (NCT03336333).

46

Ongoing Pivotal Study

Phase 2 Zanubrutinib + Obinutuzumab vs Obinutuzumab in R/R FL

Relapsed/Refractory FL (received ≥2 prior treatments*)


Grade 1, 2, or 3a FL patients
(N=210)
R
2:1
Arm A
Zanubrutinib 160 QD + Obinutuzumab X 6 cycles then q 8 wks until PD
(n = 140)
Arm B
Obinutuzumab X 6 cycles then q 8 wks until PD
(n = 70)

Primary Endpoint: ORR

CLL/SLL=chronic lymphocytic leukemia/small lymphocytic lymphoma, FL=follicular lymphoma, ORR=overall response rate, PD=progressive disease, PFS=progression-free survival, QD=once daily, R=randomization.
*Must have received prior treatment with rituximab and an alkylator; relapsed <12 months from end of last treatment OR refractory to last treatment. This study is registered at ClinicalTrials.gov (NCT03332017).

47

48 Zanubrutinib Potentially Addresses Areas of Need for Patients Treated with BTK Inhibitors Efficacy • Complete and sustained target inhibition may result in better response quality – We are testing this hypothesis in Phase 3 head-to-head trials against ibrutinib in WM and CLL Tolerability • In “real-world” ibrutinib use in CLL, not only acute/ serious toxicities (atrial fibrillation, serious bleeding), but cumulative tolerability issues (myalgia, arthralgia, hypertension) are frequently treatment-limiting • Zanubrutinib to date has been associated with low rates of toxicity-related discontinuations and cumulative “off-target” toxicities1 Drug-Drug Interactions • Based on drug interaction studies, co-administration with strong CYP3A inhibitors is permitted – Includes important agents in management of leukemia/ lymphoma patients, such as azole anti-fungals • Co-administration of proton pump inhibitor (PPIs) or other Acid-Reducing Agents (ARA) does not affect zanubrutinib exposure based on PK models • Patients have been allowed to receive anticoagulants and aspirin on zanubrutinib single arm trials Source: 1. Tam et. al. EHA 2019

BEIGENE

U.S. BRUKINSA Launch Progress

BRUKINSA made commercially available within four days of November 2019 approval



Josh Neiman
Head, U.S. Commercial
Flatiron
Onyx Pharmaceuticals
Genentech

Brukinsa™
zanubrutinib 80mg capsules

- myBeiGene™ PATIENT SUPPORT launched within minutes of approval
- Commercial team in field and focused on driving awareness of BeiGene and BRUKINSA
- Feedback from clinicians:
  - Impressed by response rates from 206 and 003 studies
  - Appreciate QD / BID dosing flexibility and ability to combine with PPIs and H2-RAs
  - Encouraged by 100% median BTK occupancy
  - See BRUKINSA as a differentiated BTKi

BRUKINSA™ (zanubrutinib) received accelerated approval in the U.S. for R/R MCL[1]

BRUKINSA is the only FDA-approved BTK inhibitor shown to deliver 100% median occupancy in peripheral blood cells and the only BTK inhibitor with the flexibility to be taken once or twice daily

1. This indication is approved under accelerated approval based on overall response rate. Continued approval for this indication may be contingent upon verification and description of clinical benefit in a confirmatory trial. PPIs = proton pump inhibitors; H2-RAs = H2 receptor antagonists.

49

tislelizumab OVERVIEW • Tislelizumab is a PD-1 checkpoint inhibitor designed to minimize binding to FcγR, which is believed to play an essential role in activating phagocytosis in macrophages to minimize its negative impact on T effector cells.1 – China label data: 77% ORR (62% CR) in R/R cHL • Broad development in Asia-prevalent cancers – 17 ongoing or filed Ph. 3 or potentially registration-enabling trials: 5 in lung cancer, 2 in liver cancer, 3 in esophageal cancer, 1 in gastric cancer, 2 in bladder cancer, 1 in MSI-H or dMMR tumors, 2 in classical Hodgkin’s lymphoma and 1 in nasopharyngeal cancer – Aimed to support broad label and label-based reimbursement • Strong manufacturing capabilities with emphasis on quality – Manufacturing process and initial capacity developed by Boehringer Ingelheim – State-of-the-art facility in Guangzhou CLINICAL DATA • Clinical experience has demonstrated encouraging clinical activity and generally well-tolerated safety profile DEVELOPMENT PLAN • Broad development program designed to capture worldwide commercial opportunities – Two China accelerated approval trials : cHL and urothelial cancer (both approved) – Global Ph2 trials in NK/T cell lymphomas and 2L/3L HCC, China pivotal Ph2 in MSI-H or dMMR solid tumors, 6 global Ph3 trials in 1L GC, 1L and 2L ESCC, 1L HCC and 2L NSCLC; 7 Ph3 trials in 1L non-sq and sq NSCLC, 1L SCLC extensive stage, neoadjuvant stage II/IIIA NSCLC, 1L UC, localized ESCC and 1L NPC in China – Combinations ongoing with BeiGene’s PARP, BTK, PD-L1, TIM3 and TIGIT inhibitors – Additional Ph3 trials planned MILESTONES AND STATUS • NDA in China for R/R cHL approved (priority review) by NMPA 12.27.19; sNDA for 2L+ UC approved (priority review) 04.10.20; sNDA for 1L Squamous NSCLC accepted 04.20.20; sNDA for 1L Non-squamous NSCLC accepted 06.19.20; sNDA for previously treated HCC accepted 07.01.20 50 Overview of Tislelizumab (BGB-A317) Broad integrated global and China development program

Tislelizumab Clinical Program

Broad development for Asia-prevalent cancers

BEIGENE

Global
China

PROGRAM (TARGET)	TUMOR	DOSE ESCALATION PH1a	DOSE EXPANSION PH1b	DOSE EXPANSION PH2*	PIVOTAL PH2**	PIVOTAL PH3	FILED	MARKET
tislelizumab (PD-1)	Heme	R/R cHL (Approved by NMPA 12.27.19)						
	Heme	R/R NK/T-cell lymphoma						
	Bladder	2L+ UC (Approved by NMPA 04.10.20)						
	Bladder	1L UC						
	Lung	2L NSCLC						
	Lung	1L non-squamous NSCLC (sNDA accepted by NMPA 06.19.20)						
	Lung	1L squamous NSCLC (sNDA accepted by NMPA 04.20.20)						
	Lung	1L SCLC						
	Lung	Stage II/IIIA SCLC						
	Liver	1L HCC						
	Liver	2L/3L HCC (sNDA by NMPA accepted 07.01.20)[2]						
	Esophageal	2L ESCC						
	Esophageal	1L ESCC						
	Esophageal	Localized ESCC						
	Gastric	1L GC						
		1L NPC						
		MSI-H or dMMR solid tumors						
		Solid tumors						
+ pamiparib (PARP)		Solid tumors						
+ zanubrutinib (BTK)		Hematologic tumors						
+ sitravatinib (multi-kinase)		NSCLC, RCC, OC, melanoma^						
+ sitravatinib (multi-kinase)		HCC, GC^						
+ A333 (PD-L1)		Solid tumors						
+ A425 (TIM3)		Solid tumors						
+ ociperlimab (TIGIT)		Solid tumors						
+A445 (OX40)		Solid tumors						

Broad development global program with additional Ph3/potential registration-enabling trials planned in lung, gastric, liver, and esophageal cancers

*Some indications will not require a non-pivotal Ph2 clinical trial prior to beginning pivotal Ph2 or 3 clinical trials. **Confirmatory clinical trials post-approval are required for accelerated approvals. ^Trials conducted in the APAC region. 1. as of June 14, 2020. 2. global study and potentially registration-enabling in certain countries

51

52 Tislelizumab’s Lack of FcγR Binding Was Designed to Prevent Macrophage-Mediated T-Cell Clearance We believe the different FcγR design may have meaningful differences in the clinic Sources: Dahan et al., Cancer Cell, 2015; Arlauckas et al., Sci. Transl. Med., 2017; FcγRI=Fc gamma receptor-1, MDSC=myeloid-derived suppressor cell. Fc RI- + Nivolumab Pembrolizum ab CD8+ T cell CD4+ T cell - FcRI Macrophage Monocyte MDSC Dendritic cell + Tislelizuma b Antibody-Dependent Cellular Phagocytosis Based on FcγR Binding Tislelizumab has Minimal FcγRI Binding Thus Abrogating ADCP Activity T cell Macrophage Nivo surrogate 0 200 400 600 800 1000 1200 1400 1600 6 11 16 21 26 M e a n T u m o r V o lu m e ( m m 3 ± S E M ) Treatment Days Vehicle BGB-A317 10mg/kg Nivolumab 10mg/kg Pembrolizumab 10mg/kg * P < 0 .0 5 Dosed Weekly Tislelizumab 10mg/kg Tislelizumab Differential Preclinical Efficacy in in vivo Mouse Tumor Model • Tislelizumab was specifically engineered to minimize binding to FcγR on macrophages, thereby abrogating antibody-dependent cellular phagocytosis (ADCP), a potential mechanism of T-cell clearance • Hypothesis supported by literature: Dahan et al. reported that FcγR engagement compromises the anti-tumor activity of anti-PD-1 Abs; Arlauckas et al. showed in a mouse model that anti-PD-1 Abs could be transferred from PD-1+ T cells to macrophages in FcγR-dependent manner

53 Tislelizumab in 1L Squamous NSCLC: PFS by IRC Source: Wang et. al., ESMO 2020; Abbreviations: CI, confidence interval;PFS, progression-free survival. Arm A: Tislelizumab + paclitaxel carboplatin Arm B: Tislelizumab + nabpaclitaxel carboplatin Arm C: paclitaxel carboplatin

54 Tislelizumab in 1L Squamous NSCLC: Response Source: Wang et. al., ASCO 2020; DCR=CR+PR+SD. *Includes patients with BOR in CR or PR or ≥24 weeks SD. Abbreviations: BOR, best overall response; CBR, clinical benefit rate; CI, confidence interval; CR, complete response; DCR, disease control rate; IRC, Independent Review Committee; ITT, intent-to-treat; nab, nanoparticle albumin-bound; NE, not evaluable; ORR, objective response rate; PC, paclitaxel and carboplatin; PD, progressive disease; PR, partial response; RECIST, Response Evaluation Criteria in Solid Tumors; SD, stable disease. Arm A Tislelizumab + PC (n=120) Arm B Tislelizumab + nab-PC (n=119) Arm C PC (n=121) BOR, n (%) CR 5 (4) 3 (3) 1 (< 1) PR 82 (68) 86 (72) 59 (49) SD 18 (15) 19 (16) 36 (30) Non-CR/non-PD 0 0 1 (< 1) PD 12 (10) 5 (4) 11 (9) NE/missing 3(3) 6 (5) 13 (11) ORR, % (95% CI) 73 (63.6, 80.3) 75 (66.0, 82.3) 50 (40.4, 58.8) DCR, % (95% CI) 88 (80.2, 92.8) 91 (84.1, 95.3) 80 (71.9, 86.9) CBR, %* (95% CI) 81 (72.6, 87.4) 80 (71.5, 86.6) 56 (46.9, 65.2) Median DoR, months (95% CI) 8.2 (5.0, NE) 8.6 (6.3, NE) 4.2 (2.8, 4.9)

Tislelizumab in 1L Squamous NSCLC: Safety

BEIGENE

Overall Summary

	Arm A Tislelizumab + PC (n=120)	Arm B Tislelizumab + *nab*-PC (n=119)	Arm C PC (n=121)
Patients with ≥ 1 TEAE	120 (100.0)	117 (99.2)	117 (100.0)
Serious TEAE	44 (36.7)	45 (38.1)	29 (24.8)
TEAE leading to permanent discontinuation of any study treatment component	15 (12.5)	35 (29.7)	18 (15.4)
TEAE leading to death	4 (3.3)	5 (4.2)	5 (4.3)

Data presented as n (%).

- Investigator-assessed TEAEs related to any study treatment were reported in 99.2%, 99.2%, and 100% of patients in Arms A, B, and C, respectively
- The most commonly reported treatment-related AEs (TRAEs) associated with any study component were mainly hematologic in nature

TRAEs Associated With Any Study Component and Occurring in ≥ 20% in Any Arm

Preferred Term, n (%)	Arm A Tislelizumab + PC (n=120)		Arm B Tislelizumab + *nab*-PC (n=119)		Arm C PC (n=121)	
	All Grades	Grades ≥3	All Grades	Grades ≥3	All Grades	Grades ≥3
Anemia	99 (82.5)	6 (5.0)	104 (88.1)	24 (20.3)	87 (74.4)	11 (9.4)
Alopecia	77 (64.2)	0	81 (68.6)	0	72 (61.5)	0
Neutrophil count decreased	75 (62.5)	62 (51.7)	72 (61.0)	54 (45.8)	68 (58.1)	53 (45.3)
White blood cell count decreased	63 (52.5)	26 (21.7)	68 (57.6)	32 (27.1)	62 (53.0)	28 (23.9)
Leukopenia	57 (47.5)	19 (15.8)	66 (55.9)	30 (25.4)	56 (47.9)	21 (17.9)
Neutropenia	51 (42.5)	40 (33.3)	50 (42.4)	32 (27.1)	55 (47.0)	47 (40.2)
Decreased appetite	50 (41.7)	1 (0.8)	49 (41.5)	1 (0.8)	35 (29.9)	1 (0.9)
ALT increased	48 (40.0)	2 (1.7)	40 (33.9)	2 (1.7)	27 (23.1)	0
Platelet count decreased	40 (33.3)	5 (4.2)	52 (44.1)	16 (13.6)	28 (23.9)	2 (1.7)
AST increased	39 (32.5)	0	38 (32.2)	1 (0.8)	13 (11.1)	0
Nausea	34 (28.3)	0	48 (40.7)	0	29 (24.8)	1 (0.9)
Thrombocytopenia	33 (27.5)	7 (5.8)	47 (39.8)	15 (12.7)	32 (27.4)	7 (6.0)
Pain in extremity	33 (27.5)	3 (2.5)	8 (6.8)	0	23 (19.7)	0
Blood bilirubin increased	27 (22.5)	0	14 (11.9)	0	15 (12.8)	0
Asthenia	26 (21.7)	0	19 (16.1)	0	23 (19.7)	1 (0.9)
Hypoesthesia	25 (20.8)	0	11 (9.3)	0	19 (16.2)	0
Vomiting	24 (20.0)	0	22 (18.6)	0	15 (12.8)	2 (1.7)

Source: Wang et. al., ASCO 2020; Abbreviations: ALT, alanine aminotransferase; AST, aspartate aminotransferase; nab, nanoparticle albumin-bound; PC, paclitaxel and carboplatin; TEAE, treatment-emergent adverse event, TRAE, treatment-related adverse event.

55

56 Tislelizumab in 1L Non-Squamous NSCLC: PFS by IRC Source: Lu et. al., ESMO 2020; Abbreviations: CI, confidence interval; IRC, Independent Review Committee; PFS, progression-free survival.

57 Tislelizumab in 1L Non-Squamous NSCLC: Best Overall Response Source: Lu et. al., ESMO 2020; CI, confidence interval; CR, complete response; IRC, Independent Review Committee; NE, not estimable; ORR, objective response rate; PR, partial response.

Tislelizumab in 1L Non-Squamous NSCLC: Safety

BEIGENE

Incidence of Treatment-Related Adverse Events Occurring in ≥20% of Patients Treated With Tislelizumab Plus Chemotherapy or Chemotherapy Alone

Preferred Term, n (%)	Arm A Tislelizumab + PP (n=222)		Arm B PP (n=110)	
	Grade 1-2	Grade ≥3	Grade 1-2	Grade ≥3
Anemia[1]	151 (68.0)	30 (13.5)	71 (64.5)	11 (10.0)
Leukopenia[2]	135 (60.8)	48 (21.6)	65 (59.1)	16 (14.5)
Thrombocytopenia[3]	112 (50.5)	43 (19.4)	55 (50.0)	15 (13.6)
Nausea	94 (42.3)	1 (0.5)	43 (39.1)	1 (0.9)
Alanine aminotransferase increased	92 (41.1)	8 (3.6)	45 (40.9)	3 (2.7)
Aspartate aminotransferase increased	86 (38.7)	4 (1.8)	49 (44.5)	0
Neutropenia[4]	83 (37.4)	99 (44.6)	42 (38.2)	39 (35.5)
Fatigue[5]	74 (33.3)	3 (1.4)	35 (31.8)	1 (0.9)
Decreased appetite	63 (28.4)	3 (1.4)	28 (25.5)	1 (0.9)
Vomiting	55 (24.8)	1 (0.5)	23 (20.9)	1 (0.9)

Treatment of tislelizumab in combination with platinum and pemetrexed was generally well-tolerated, with no new safety signals identified; All patients in Arm A and 99.1% of patients in Arm B experienced at least one treatment-emergent adverse event (TEAE); TEAEs leading to permanent discontinuation of any component of treatment occurred in 25.7% and 9.1% of the patients in Arm A and Arm B, respectively;
Most treatment-related adverse events (TRAEs) were hematologic in nature and primarily mild-to-moderate in severity, as follows:

In Arm A, the most common (≥20.0%) Grade 1-2 TRAEs include anemia (68.0%), leukopenia (60.8%), thrombocytopenia (50.5%), nausea (42.3%), increased alanine aminotransferase (ALT; 41.4%), increased aspartate aminotransferase (AST; 38.7%), neutropenia (37.4%), fatigue (33.3%), decreased appetite (28.4%), and vomiting (24.8%); In Arm B, the most common (≥20.0%) Grade 1-2 TRAEs include anemia (64.5%), leukopenia (59.1%), thrombocytopenia (50.0%), increased AST (44.5%), increased ALT (40.9%), nausea (39.1%), neutropenia (38.2%), fatigue (31.8%), decreased appetite (25.5%), and vomiting (20.9%);

Grade ≥3 TRAEs occurred in 67.6% of patients in Arm A and 53.6% in Arm B, with the most common (≥10.0%) in Arm A being neutropenia (44.6%), leukopenia (21.6%), thrombocytopenia (19.4%), and anemia (13.5%), and the most common (≥10.0%) in Arm B being neutropenia (35.5%), leukopenia (14.5%), thrombocytopenia (13.6%), and anemia (10.0%); Immune-mediated AEs were reported in 57 patients in Arm A (25.7%), and most of them were mild-to-moderate in severity, with the most common ones being pneumonitis (9%), hypothyroidism (8.6%), and hyperthyroidism (2.7%); and Across the trial, nine patients experienced a fatal TEAE, including seven in Arm A caused by pneumonitis (n=3), asphyxia, atrial fibrillation, cerebellar hemorrhage, and unspecified death (n=1, each), and two in Arm B caused by pneumonitis and embolism (n=1, each).

Source: Lu et. al., ESMO 2020; Data presented as n (%). 1, Anemia included reports of anemia, hemoglobin decreased, and red blood cell count decreased. 2, Leukopenia included reports of white blood cell count decreased and leukopenia. 3, Thrombocytopenia included reports of platelet count decreased and thrombocytopenia. 4, Neutropenia included reports of neutrophil count decreased and neutropenia. 5, Fatigue included asthenia, fatigue, and malaise. Abbreviations: PP, pemetrexed+platinum.

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IRC Dataset cHL Enrolled Patients N=70 Median Follow-up 13.9 months Prior Lines, Median (range) 3 (2-11) ORR 87.1% CR 62.9% PR 24.3% -- Majority of transplant-ineligible patients had failed to respond to salvage chemotherapy Baseline Characteristics Total (N=70) Age (years), median (range) 32.5 (18, 69) Age group <65 / 65-74 years, n (%) 66 (94.3) / 4 (5.7) Sex, male / female, n (%) 40 (57.1) / 30 (42.9) Time since first diagnosis of cHL (months), median (range) 25.33 (4.6, 262.3) Stage IV at study entry, n (%) 42 (60.0) Bulky disease*, n (%) 8 (11.4) Bone marrow involvement, n (%) 22 (31.4) B-symptom(s), n (%) 26 (37.1) Ineligible for prior ASCT†, n (%) Failure to achieve an objective response to salvage chemotherapy 53 (75.7) Inadequate stem cell collection or unable to collect stem cells 2 (2.9) Co-morbidities 2 (2.9) Prior lines of systemic therapy, median (range) 3 (2-11) Type of prior therapy, n (%) Chemotherapy 70 (100.0) Radiotherapy 21 (30.0) ASCT 13 (18.6) Immunotherapy‡ 15 (21.4) Brentuximab vedotin 4 (5.7) 59 Tislelizumab China cHL Pivotal Trial Data Deep and frequent responses observed in both transplant-ineligible patients and patients who failed transplant Source: Song et al., EHA 2019. *Mediastinal mass ratio of 0.33 or size of any single node/nodal mass ≥10 cm in diameter; ‡All received ≥2 prior regimens.

Event, n (%) N=70 Grade ≥3 TEAE 21 (30) Serious TEAE 12* (17.1) TEAE leading to treatment discontinuation 4† (5.7) TEAE leading to death 0 (0.0) Immune-related (ir) TEAEs (by aggregate category) ≥1 irTEAE 27 (36.8) Thyroid disorder 16 (22.9) Pneumonitis 5 (7.1) Skin adverse reactions 6 (8.6) Myositis/rhabdomyolysis/cardiomyopathy‡ 1 (1.4) Nephritis and renal dysfunction 1 (1.4) Other immune-related reactions (lipase increased 1 (1.4) 60 Summary of Tislelizumab Adverse Events cHL pivotal trial Source: Song et al., EHA 2019; Data cut: 11.26.18; TEAE, treatment-emergent adverse events by individual preferred term. *SAEs in 11 of the 12 patients determined to be possibly related to tislelizumab †Pneumonitis (n=2), focal segmental glomerulosclerosis (n=1), organizing pneumonia (n=1); ‡Blood creatine phosphokinase increased. TEAEs in ≥10% of Patients and Grade ≥3 TEAEs in ≥2 Patients Regardless of Causality Summary of Treatment-Emergent Adverse Events 0% 10% 20% 30% 40% 50% 60% 1 2 3 4 5 6 7 8 9 10 11 12 13 Patients (%) Series1 Series2

UC Enrolled Patients/evaluable N=113/104 Median Follow-up 8 months ORR 23.1% CR 7.7% PR 15.4% PFS median (95% CI) 2.1 (2.00, 2.46) OS median (95% CI) 9.8 months (7.46, 13.50) 61 Tislelizumab China UC Pivotal Trial Data Activity in previously treated patients Source: Ye et al., ESMO 2019 • IRC assessed • Per the investigator, treatment-related AEs (TRAEs) were reported in 93% (n=105/113) of patients with PD-L1+ UC. A total of 12 (11%) patients experienced a TRAE that led to treatment discontinuation. Drug eruption (n=2) was the only TRAE that led to treatment discontinuation in >1 patient. • Anemia (27%), decreased appetite (19%), and pyrexia (17%) were the only TRAEs occurring in >15% of patients; the majority of reported TRAEs were grade ≤2 in severity. Anemia (7%) was the only grade 3-4 TRAE occurring in ≥5% patients. • A total of 64% of patients experienced an immune-related TEAE. Common immune-related TEAEs included immune-mediated skin adverse reaction (n=38; 34%), immune-mediated hepatitis (n=27; 24%), thyroid disorders (n=15; 13%), and immune-mediated nephritis and renal dysfunction (n=13; 12%). No immune-related TEAEs ≥ grade 3 occurred in over 5% of patients. • Four patients experienced a fatal TRAE (hepatic failure, n=2; respiratory arrest, n=1; renal impairment, n=1). The events of hepatic failure and respiratory arrest were reported as possibly related by the investigator; the event of renal impairment was reported as possibly unrelated by the investigator.

BEIGENE

Tislelizumab Response Data in Disease-Specific Cohorts

Tumor Type	Gastric Cancer	Esophageal Cancer	Esophageal Cancer	Head & Neck SCC	Ovarian Cancer	HCC	Urothelial Cancer	NSCLC	MSI-H / dMMR	NPC
Source	ESMO-IO 2018[1]	ESMO-IO 2018[1]	CSCO 2019[8]	ESMO 2017[2]	ESMO 2017[3]	ESMO-IO 2018[1]	ESMO 2019[4]	WCLC 2019[7]	CSCO 2018[5]	ASCO 2019[6]
Median Treatment Duration	--	--	--	104 days (30-339)	71 days (29-540)	--	--	--	2.2 mo (0.69-11.1)	7.5 mo (2.1-15.8)
Median Follow-up Time	4.9 mo (0.9-25.4)	5.2 mo (0.2-22.7)	13.0 mo (12.3-14.0)	--	--	10.8 mo (0.7-31.6)	7.6 mo (0.4-17.4)	11.2 mo (0.5-34.5)	4.4 mo (0.1-10.7)	11.7 mo (4.9-15.7)
Median Duration of Response	8.5 mo	NR	12.8 mo	--	--	15.7 mo	18.7 mo (6.2-18.7)	NR	--	8.3 mo
Evaluable Patients	N=54	N=54	N=15	N=17	N=50	N=49	N=104	N=46	N=14	N=21
CR (Confirmed)	--	1	--	--	--	--	8	--	--	--
PR	7	5	7	3	2	6	16	6	4	9
SD	9	14	5	6	20	19	14	23	4	9
Patients Remaining on Treatment*	3	3	4	3	6	5	30	7	9	9

Objective responses observed with limited follow-up in multiple disease-specific cohorts. NR = Not reached

Sources:1. Ph1A/1B data as of 08.31.18, ESMO Immuno-Oncology 2018 Congress (Sanjeev et al); 2. Ph1 data as of 06.08.17, ESMO 2017 Congress (Horvath et al, Abstract 389P); 3. Ph1 data as of 06.08.17, ESMO 2017 Congress (Meniawy et al, Abstract 388P); 4. Ph2 data as of 02.28.19, ESMO 2019 Congress (Ye et al); 5. Ph1 data as of 05.11.18, CSCO 2018; 6. Ph1/2 as of 12.01.18, ASCO 2019 (Wang et al); 7. Ph1/2 as of 05.20.19, WCLC 2019 (Barlow et al); 8. Ph2 as of 03.31.19, CSCO 2019 (Xu et al); * At time of data cutoff.

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BEIGENE

China Label: Summary of Adverse Reactions Occurring in ≥5% of Patients in Phase 2 cHL Study[1]

Tislelizumab	200mg every 3 weeks n=70	
Preferred term†	All grades*, n(%)	≥Grade3**, n(%)
General disorders and administration site conditions		
Pyrexia	38 (54.3)	0 (0.0)
Fatigue[a]	7 (10.0)	0 (0.0)
Chills	4 (5.7)	0 (0.0)
Endocrine disorders		
Hypothyroidism	23 (32.9)	0 (0.0)
Investigations		
Weight increased	19 (27.1)	2 (2.9)
Weight decreased	6 (8.6)	0 (0.0)
Skin and subcutaneous tissue disorders		
Pruritius[b]	12 (17.1)	0 (0.0)
Rash[c]	10 (14.3)	0 (0.0)
Infections and infestations		
Upper respiratory tract infection	12 (17.1)	0 (0.0)

Tislelizumab	200mg every 3 weeks n=70	
Preferred term	All grades*, n(%)	≥Grade3**, n(%)
Respiratory, thoracic and mediastinal disorders		
Cough	8 (11.4)	0 (0.0)
Pneumonitis[d]	4 (5.7)	3 (4.3)
Metabolism and nutritional disorders		
Hyperlipidemia	5 (7.1)	0 (0.0)
Hyperuricemia	4 (5.7)	0 (0.0)
Musculoskeletal and connective tissue disorders		
Musculoskeletal pain[e]	5 (7.1)	1 (1.4)
Pain in extremity	5 (7.1)	0 (0.0)
Gastrointestinal disorders		
Diarrhea	4 (5.7)	0 (0.0)
Blood and lymphatic system disorders		
Anemia	4 (5.7)	0 (0.0)
Nervous System disorders		
Headache	4 (5.7)	0 (0.0)

1. Adverse reactions in this package insert are defined as: adverse events that assessed by investigator as related, definitely related, probably related, possibly related, unlikely related or missing causal relationship. Only adverse events that are assessed by investigator as definitely unrelated are excluded. The cutoff date of the data is 11.26.18. † Preferred term is based on ICH MedDRA Chinese version 20.0. * Severity of adverse reactions per NCI CTCAE v4.03. ** No Grade 5 adverse event was reported in this study.

a. Fatigue is a composite term which includes fatigue, asthenia, and malaise. b. Pruritus is a composite term which includes pruritus and urticaria. c. Rash is a composite term which includes G1-2 rash, dermatitis and eczema. d. Pneumonitis is a composite term which includes pneumonitis, interstitial lung disease and organizing pneumonia. e. Musculoskeletal pain is a composite term which includes back pain, neck pain and musculoskeletal chest pain and spinal pain.

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64 Tislelizumab Phase 1 Common AEs in ≥ 10% of Patients Source: BGB-A317 IB v6.0; All grades, regardless of causality; Data cut-off 27 April 2018; 6 months after Last Patient Enrolled; Of the 451 total patients in the Safety Population for Study BGB A317_001, 203 (45.0%) experienced at least 1 Grade 3 or higher TEAE. The most commonly occurring Grade 3 or higher TEAEs (≥ 2%; 9 or more patients overall incidence) were pneumonia (22 patients, 4.9%), anemia (18 patients, 3.2%), and hypokalemia (9 patients, 2.0%). System Organ Class Preferred Term Phase 1a Phase 1b Total N=116 n (%) N=335 n (%) N=451 n (%) Patients with at least one TEAE 114 (25.3) 322 (71.4) 436 (96.7) Fatigue 47 (10.4) 78 (17.3) 125 (27.7) Nausea 41 (9.1) 68 (15.1) 109 (24.2) Decreased appetite 19 (4.2) 71 (15.7) 90 (20.0) Diarrhea 32 (7.1) 49 (10.9) 81 (18.0) Constipation 26 (5.8) 50 (11.1) 76 (16.9) Abdominal pain 26 (5.8) 38 (8.4) 64 (14.2) Vomiting 20 (4.4) 43 (9.5) 63 (14.0) Back pain 22 (4.9) 40 (8.9) 62 (13.7) Cough 15 (3.3) 45 (10.0) 60 (13.3) Rash 23 (5.1) 37 (8.2) 60 (13.3) Dyspnea 12 (2.7) 33 (7.3) 45 (10.0)

Tislelizumab Chemotherapy Combination Data in Lung Cancers

BEIGENE

Responses	Non-Sq Tislelizumab + pemetrexed + platinum (n=16)	Sq Tislelizumab + paclitaxel + platinum (n=15)	Sq Tislelizumab + gemcitabine + platinum (n=6)	SCLC Tislelizumab + etoposide + platinum (n=17)	Total (N=54)
Best Overall Response, n (%)					
CR	0	0	0	0	0
PR	7 (43.8)	12 (80.0)	4 (66.7)	13 (76.5)	36 (66.7)
SD	8 (50.0)	2 (13.3)	1 (16.7)	2 (11.8)	13 (24.0)
PD	1 (6.3)	0	0	1 (5.9)	2 (3.7)
Missing	0	1 (6.7)	1 (16.7)	1 (5.9)	3 (5.6)
ORR confirmed %	43.8	80.0	66.7	76.5	66.7
Median PFS, months*	9.0	7.0	NR	6.9	
OS, months	NR	NR	NR	15.6	

Source: Wang et. al., CSCO 2019; Sq: squamous; SCLC: small cell lung cancer. Median follow-up 15.3 months. * Median PFS data cutoff 06.30.19.

Treatment-emergent adverse events (TEAEs) occurred in all 54 patients; adverse events (AEs) reported as related to tislelizumab occurred in 46 patients (85.2%), and seven patients (13%) discontinued tislelizumab treatment due to AEs; Grade ≥3 TEAEs occurred in 43 patients, with the most common being decreased neutrophil count (48.1%), anemia (18.5%), decreased white blood cell count (13%), decreased platelet count (13%), thrombocytopenia (11.1%), neutropenia (7.4%), and increased alanine aminotransferase (ALT; 5.6%). A total of 14 patients (25.9%) experienced at least one immune-related adverse event (irAE), with the most common being thyroid disorders (16.7%), immune-mediated pneumonitis (7.4%), and immune-mediated hepatitis (3.7%); The most common TEAEs of any grade reported to be related to tislelizumab included asthenia (18.5%); hypothyroidism (13%); decreased appetite (11.1%); increased ALT (11.1%); and increased aspartate aminotransferase (AST; 11.1%); and fourteen patients (25.9%) experienced at least one serious TEAE; one patient with squamous NSCLC (cohort A) had a fatal AE of immune-mediated myositis/rhabdomyolysis/cardiomyopathy after one dose of tislelizumab.

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66 Overview of Pamiparib (BGB-290) Selective Inhibitor of PARP1 and PARP2 OVERVIEW • Highly selective PARP1 and PARP2 inhibitor with potential brain penetration and strong PARP trapping activity in preclinical studies CLINICAL DATA • Ph1/2 data demonstrated pamiparib was generally well-tolerated with promising anti-tumor activity in ovarian cancer – Low incidence of hematological toxicities (e.g. thrombocytopenia), no liver toxicity DEVELOPMENT PLAN • Priority review granted by NMPA in patients with gBRCA+ ovarian cancer • Two ongoing global Ph1b/2 trials with chemotherapy: combination with radiation therapy and temozolomide (TMZ) in glioblastoma or combination with TMZ in advanced solid tumors • Enrollment complete in Ph3 trial in China as maintenance therapy in patients with platinum-sensitive recurrent ovarian cancer • Enrolling patients for a global Ph2 trial in gastric cancer as maintenance therapy • Internal combination with tislelizumab: preliminary anti-tumor activity observed in multiple solid tumors MILESTONES AND STATUS • NMPA filing in ovarian cancer accepted for priority review 07.27.20 • Presented Ph 1/2 data in advanced ovarian cancer at ESMO 2020 1 As of October 16, 2020.

Pamiparib Clinical Program

Global
China

PROGRAM (TARGET)	DOSE ESCALATION	DOSE EXPANSION		PIVOTAL		FILED
	PH1a	PH1b	PH2*	PH2**	PH3	
pamiparib (BGB-290, PARP)	*3L gBRCA+ OC (Announced priority review granted by NMPA July 27, 2020)*					
	2L platinum-sensitive OC maintenance					
	HER2- BRCA mutated breast cancer					
	1L platinum-sensitive GC maintenance					
	Solid tumors					
+ TMZ *(Chemo)*	*Solid tumors*					
+ RT/TMZ *(RT/Chemo)*	*Solid tumors*					
+ tislelizumab *(PD-1)*	*Solid tumors*					

- Two ongoing global Ph1b/2 trials with chemotherapy: combination with radiation therapy and temozolomide (TMZ) in glioblastoma or combination with TMZ in advanced solid tumors
- Internal combination with tislelizumab: preliminary anti-tumor activity observed in multiple solid tumors

*Some indications will not require a non-pivotal Ph2 clinical trial prior to beginning pivotal Ph2 or 3 clinical trials. **Confirmatory clinical trials post-approval are required for accelerated approvals.

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BEIGENE

Pamiparib Phase 2 in Advanced Ovarian Cancer

Tumor Response in the Efficacy-Evaluable Population by IRC based on RECIST v1.1

		Platinum Sensitive Ovarian Cancer (n=82)	Platinum Resistant Ovarian Cancer (n=19)
BOR, n (%)	CR	8 (9.8)	0 (0.0)
	PR	45 (54.9)	6 (31.6)
	SD	25 (30.5)	12 (63.2)
	PD	4 (4.9)	1 (5.3)
	NE	0(0.0)	0 (0.0)
ORR, % (95% CI)		64.6 (53.3 - 74.9)	31.6 (12.6 – 56.6)
DCR, % (95% CI)		95.1 (88.0 - 98.7)	94.7 (74.0 – 99.9)
CBR ≥24wks*, % (95% CI)		74.4 (63.6 - 83.4)	52.6 (28.9 – 75.6)
Median time to response, months (min, max)		1.7 (1.3, 6.3)	1.4 (1.2, 1.4)

Best Change in Sum of Target Lesion Diameters by Confirmed Best Overall Response of the Efficacy-Evaluable Population per RECIST v1.1


Sum of Target Lesion Diameters (%)
20
10
0
-10
-20
-30
-40
-50
-60
-70
-80
-90
-100
Complete response (N=8)
Partial response (N=45)
Stable disease (N=25)
Progressive disease (N=4)

Patients were considered efficacy-evaluable if they had measurable disease at baseline per RECIST v1.1 and had ≥1 postbaseline tumor assessment, unless treatment had been discontinued due to clinical progression or death prior to tumor assessment. Abbreviations: BOR, best overall response; CBR, clinical benefit rate; CI, confidence interval; CR, complete response; DCR, disease control rate; IRC, independent review committee; NE, not estimable; ORR, objective response rate; PD, progressive disease; PR, partial response; RECIST, Response Evaluation Criteria in Solid Tumors; SD, stable disease. *CBR=CR+PR+SD ≥24 weeks; DCR=CR+PR+SD; ORR=CR+PR.

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Pamiparib Phase 2 in Advanced Ovarian Cancer

BEIGENE

Treatment-Emergent Adverse Events of Any Grade (≥20% in the Total Population) and of Grade ≥3

Preferred Term, n (%)	Platinum Sensitive Ovarian Cancer (n=90)		Platinum Resistant Ovarian Cancer (n=23)	
	All Grades	Grade ≥3	All Grades	Grade ≥3
Anemia	80 (88.9)	34 (37.8)	21 (91.3)	13 (56.5)
Nausea	61 (67.8)	1 (1.1)	16 (69.6)	0 (0.0)
Decreased Neutrophil count	56 (62.2)	28 (31.1)	13 (56.5)	10 (43.5)
Decreased white blood cell count	54 (60.0)	17 (18.9)	14 (60.9)	5 (21.7)
Vomiting	46 (51.1)	4 (4.4)	11 (47.8)	1 (4.3)
Decreased platelet count	25 (27.8)	4 (4.4)	10 (43.5)	1 (4.3)
Decreased appetite	29 (32.2)	0 (0.0)	5 (21.7)	0 (0.0)
Asthenia	26 (28.9)	1 (1.1)	6 (26.1)	0 (0.0)
Diarrhea	19 (21.1)	3 (3.3)	6 (26.1)	0 (0.0)
Increased AST	20 (22.2)	0 (0.0)	4 (17.4)	1 (4.3)
Decreased lymphocyte count	19 (21.1)	6 (6.7)	5 (21.7)	2 (8.7)
Increased ALT	18 (20.0)	1 (1.1)	5 (21.7)	0 (0.0)
Leukopenia	20 (22.2)	9 (10.0)	3 (13.0)	3 (13.0)

Pamiparib was generally tolerated, consistent in patients with PSOC and PROC, and similar to other PARP inhibitors; Across the trial, the most common (≥20.0%) TEAEs of any grade included anemia (89.4%), nausea (68.1%), decreased neutrophil count (61.1%), decreased white blood cell count (60.2%), vomiting (50.4%), decreased platelet count (31.0%), decreased appetite (30.1%), asthenia (28.3%), diarrhea (22.1%), increased AST (21.2%), decreased lymphocyte count (21.2%), increased ALT (20.4%), and leukopenia (20.4%); Across the trial, the most common (≥10.0%) Grade ≥3 TEAEs included anemia (41.6%), decreased neutrophil count (33.6%), decreased white blood cell count (19.5%), and leukopenia (10.6%); And no myelodysplastic syndrome or significant complications potentially related to hematologic AEs, such as Grade ≥3 hemorrhage, fever, or infection, were reported in the trial.

Abbreviations: ALT, alanine aminotransferase; AST, aspartate aminotransferase; PA, protocol amendment; PSOC, platinum-sensitive ovarian cancer.

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